UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

TASTY BAKING COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TASTY BAKING COMPANY

Three Crescent Drive, Suite 200

Philadelphia, Pennsylvania 19112

March 31, 2010

Dear Shareholder:

It is our pleasure to invite you to Tasty Baking Company’s 2010 Annual Meeting of Shareholders. We will hold the meeting at the Sheraton Society Hill Hotel, One Dock Street, Philadelphia, Pennsylvania 19106, on Friday, May 7, 2010 at 11:00 a.m. During the Annual Meeting, we will consider each item of business described in the Notice of Annual Meeting.

This booklet includes the Notice of Annual Meeting and Proxy Statement. The Proxy Statement provides information about Tasty Baking Company in addition to describing the business we will conduct at the meeting.

Thank you for your continued interest in Tasty Baking Company. We look forward to seeing you at the Annual Meeting.

Sincerely,

James E. Ksansnak	Charles P. Pizzi
Chairman of the Board	President and Chief Executive Officer

TASTY BAKING COMPANY

Three Crescent Drive, Suite 200

Philadelphia, Pennsylvania 19112

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Friday, May 7, 2010

TO OUR SHAREHOLDERS:

The Annual Meeting of Shareholders of Tasty Baking Company will be held at the Sheraton Society Hill Hotel, One Dock Street, Philadelphia, Pennsylvania 19106, on Friday, May 7, 2010 at 11:00 a.m. The purpose of the meeting is to:

(1)	elect 3 Class III directors to hold office until the Annual Meeting of Shareholders in 2013, and until their successors are elected and qualified;

(2)	approve the Amended and Restated Tasty Baking Company 2006 Long Term Incentive Plan;

(3)	ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 25, 2010; and

(4)	transact any other business that may properly come before the meeting or any adjournment or adjournments thereof.

If you were a shareholder of record at the close of business on March 15, 2010, you may vote by proxy or in person at the annual meeting. Your vote is important, regardless of the number of shares you own. Whether you plan to attend the annual meeting or not, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD and mail it in the envelope provided. If you attend the meeting and prefer to vote in person, you may do so.

If you wish to attend the annual meeting, you will need to present your admission ticket at the door. Your admission ticket is printed on the back cover of this proxy statement along with directions to the meeting location.

BY ORDER OF THE BOARD OF DIRECTORS

Laurence Weilheimer
Senior Vice President, General Counsel and Corporate Secretary

March 31, 2010

Philadelphia, Pennsylvania

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to be Held on May 7, 2010

The proxy statement and annual report to shareholders are available at

www.tastykake.com/2010proxymaterials.

PLEASE SIGN, MARK, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE

ADDRESSED REPLY ENVELOPE WHICH IS FURNISHED FOR YOUR CONVENIENCE.

THIS ENVELOPE NEEDS NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

TASTY BAKING COMPANY

Three Crescent Drive, Suite 200

Philadelphia, Pennsylvania 19112

215-221-8500

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS

MAY 7, 2010

The Board of Directors of Tasty Baking Company (“Tasty”) is providing the enclosed proxy materials to you in connection with its solicitation of proxies to be voted at the 2010 Annual Meeting of Shareholders (the “Annual Meeting”) and any adjournment, postponement or continuation of the Annual Meeting. The Annual Meeting will be held at 11:00 a.m. on Friday, May 7, 2010, at the Sheraton Society Hill Hotel, One Dock Street, Philadelphia, Pennsylvania 19106. When Tasty asks for your proxy, it must provide you with a proxy statement that contains certain information specified by law.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why did you send me this proxy statement?

Tasty sent you this proxy statement and the enclosed proxy card because you are a Tasty shareholder and Tasty’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information about the issues to be voted upon at the Annual Meeting.

This proxy statement is being mailed on or about March 31, 2010 to all shareholders of record at the close of business on March 15, 2010. On this record date, there were 8,623,847 shares of Tasty common stock outstanding and entitled to vote.

The expense of this solicitation, including the cost of preparing, assembling and mailing the Notice of Annual Meeting, proxy card and proxy statement, will be borne by Tasty. In addition to the solicitation of proxies by use of the mails, some of the officers and regular employees of Tasty, without extra remuneration, may solicit proxies personally, by telephone or otherwise. In addition, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy cards and proxy materials to their principals, and Tasty will reimburse them for their expenses in forwarding these materials. Also, Tasty has agreed to engage Georgeson Inc. for approximately $7,500 plus expenses, to assist in soliciting proxies.

How many votes do I have?

Each share of Tasty common stock that you own entitles you to one vote, except that cumulative voting rights may be exercised with respect to the election of directors.

What is cumulative voting?

Cumulative voting means that you may multiply the number of shares you are entitled to vote by the total number of directors to be elected (3) to determine the total number of votes you may cast for the election of directors. You may then distribute the total number of votes among one or more nominees in the proportion you desire. For example, if the election is for 3 directors and you hold 500 shares, you could choose to vote all 1,500 votes for one nominee, or 1,000 for one nominee and 250 each for two other nominees, or otherwise divide your votes in any other manner you desire. If you want to cumulate your votes, you will need to specify your directions by following the instructions on the proxy card.

The proxies will have the discretionary authority to vote cumulatively and to distribute votes among the nominees so as to assure the election of the nominees to the Board of Directors, except for nominees as to whom a shareholder withholds authority to vote and except where a shareholder has directed that votes be cast cumulatively by specific instructions to the proxies.

How do I vote?

You can vote by completing, signing, dating and mailing the enclosed proxy card in the envelope provided. When a proxy is returned properly, the shares represented by the proxy will be voted in accordance with your instructions. You are urged to specify your choice by marking the appropriate boxes on the enclosed proxy card. If a proxy card is dated, signed and returned without specifying choices, the shares will be voted as recommended by the proxies listed on the proxy card.

You may also come to the Annual Meeting and cast your vote there. Please bring the admission ticket that can be found on the back cover of this proxy statement. If your shares are held in the name of your broker, bank or other nominee and you wish to vote at the Annual Meeting, you must bring a valid photo ID and a legal proxy from the record holder of your shares indicating that you were the beneficial owner of the shares on March 15, 2010, the record date for voting, and that you have a right to vote your shares.

How do I vote if I invested in the Tasty Baking Stock Fund of the Tasty Baking Company 401(k) and Company Funded Retirement Plan?

If you have money invested in the Tasty Baking Stock Fund (“Company Stock Fund”) of the Tasty Baking Company 401(k) and Company Funded Retirement Plan (“Plan”), the Plan Trustee has the legal authority to vote the shares held in the Company Stock Fund. Under the terms of the Plan, however, you have “pass through voting rights” based on your interest in the Company Stock Fund. You may exercise your pass through voting rights by providing voting instructions to Vanguard Fiduciary Trust Company, the Plan Trustee, before the May 4, 2010 voting deadline. When the Plan Trustee timely receives your properly completed and signed proxy voting instruction card, the Plan Trustee will vote in accordance with your instructions. If the Plan Trustee does not receive your properly completed and signed proxy voting instruction card by 11:59 pm EST on May 4, 2010, the Plan Trustee will not vote the shares represented by your interest in the Company Stock Fund. Participants in the Company Stock Fund are not entitled to exercise these pass through voting rights in person at the Annual Meeting.

If you are a participant in the Plan and also own other shares of Tasty common stock, you should receive separate proxy cards for shares credited to your Plan account and for any other shares that you own.

May I revoke my vote after I have sent in my proxy?

If you are a record holder, you may revoke your proxy at any time before your proxy is actually voted at the Annual Meeting (i) by filing written notice of revocation with the Corporate Secretary or (ii) by signing and delivering a later dated proxy to the Corporate Secretary. Any such written notice or later dated proxy must be received by the Corporate Secretary at Tasty’s principal executive offices or at the Annual Meeting before the vote at the Annual Meeting. If you hold your shares in street name through a broker, bank or other nominee, you need to contact the holder of your shares regarding how to revoke your proxy.

What constitutes a quorum at the Annual Meeting?

Under the Pennsylvania Business Corporation Law of 1988, as amended, and Tasty’s Amended and Restated By-Laws, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on a particular matter constitutes a quorum to take action at a shareholders’ meeting. Shares which are present, or represented by a proxy, will be counted for quorum purposes regardless of whether the holder of the shares or proxy elects to abstain on a matter (“Abstentions”) or whether a broker, bank or other nominee holding shares for a beneficial owner does not vote on a matter because the beneficial owner has not provided voting instructions and the broker, bank or other nominee does not have discretionary authority to vote shares on the matter (“Broker Non-Votes”).

What vote is required to pass the proposals?

Election of Directors (Proposal 1) – The director nominees receiving the highest number of votes cast up to the number to be elected (3) will be elected.

Other Proposals (including Proposals 2 and 3) – For any other proposal, the affirmative vote of at least a majority of the votes cast on the proposal by all shareholders entitled to vote thereon is required to approve the proposal, unless a proposal other than Proposals 2 or 3 is properly presented at the Annual Meeting which requires a different vote pursuant to applicable law or Tasty’s Amended and Restated Articles of Incorporation or Amended and Restated By-Laws.

Brokers generally will have discretionary authority to vote shares on Proposal 3. Brokers cannot vote on Proposals 1 and 2 without voting instructions from the beneficial owner. For purposes of determining the number of votes cast at the Annual Meeting, only those votes cast “FOR,” “AGAINST” or, in the case of the election of directors, “WITHHOLD,” will be counted in determining whether a proposal is approved or a director is elected. Abstentions and Broker Non-Votes will not be counted as votes cast and, as a consequence, Abstentions and Broker Non-Votes have no effect on the adoption of a proposal or the election of directors. Accordingly, if you hold your shares through a broker, please be sure to sign and return your completed proxy card so that your vote will be counted.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Tasty’s Board of Directors is presently composed of 9 members. Tasty’s Amended and Restated Articles of Incorporation and Amended and Restated By-Laws provide for 3 classes of directors with staggered terms of 3 years each. At the Annual Meeting, 3 persons will be elected to the Board of Directors as Class III directors to serve for 3 years until the Annual Meeting of Shareholders in 2013, and until their successors are elected and qualified. The terms of each class end at successive annual meetings so that the shareholders elect one class of directors at each annual meeting of shareholders.

Management has no reason to believe that any of the 3 nominees for election named below will be unable to serve. If any of the 3 nominees should become unable to accept election, the persons named on the proxy card as proxies may vote for other person(s) selected by the Board or the named proxies.

The nominees for election to the Board of Directors and the other continuing directors are set forth below, together with certain biographical information. The Board of Directors believes that each director nominee, and each of the other directors who are not nominees for election this year, possesses the qualities and experience that directors should possess as described below in the section entitled “Nomination Process and Qualifications for Director Nominees.” Also included below is information about each director’s specific experience, qualifications, attributes or skills that led the Board to conclude that he or she should serve as a director of Tasty at the time of filing this proxy statement. As reflected, the Nominating and Corporate Governance Committee seeks out, and the Board of Directors is comprised of, individuals whose background and experience complement those of the other Board members.

Nominees for Election – Class III (Term Expires at Annual Meeting in 2013):

Mark G. Conish (age 57) – Mr. Conish has served as a director of Tasty since March 2006. In May 2007, Mr. Conish was appointed Executive Vice President, Global Operations of Church & Dwight Co. Inc., manufacturer of the Arm & Hammer line. From December 2004 until May 2007, Mr. Conish served as Vice President of Global Operations for Church & Dwight and from July 1999 to December 2004, Mr. Conish served as Church & Dwight’s Vice President of Operations. The Board concluded that Mr. Conish should serve as a director of Tasty in light of his financial and strategic planning experience, his extensive knowledge of supply chain operations and his significant leadership position as Executive Vice President, Global Operations of a publicly-held consumer goods company.

Judith M. von Seldeneck (age 69) – Ms. von Seldeneck has served as a director of Tasty since July 1991. She is the Chairman and Chief Executive Officer of Diversified Search Odgers Berndtson, a generalist executive search firm. Ms. von Seldeneck is also a member of the Board of Directors of Citizens Financial Group, Inc. and the Greater Philadelphia Chamber of Commerce; and Chair of the National Association of Corporate Directors, Philadelphia Chapter. Ms. von Seldeneck was formerly a director of Teleflex, Incorporated from April 2003 to December 2008, where she served on the Compensation Committee. The Board concluded that Ms. von Seldeneck should serve as a director of Tasty in light of her expertise with respect to compensation matters and succession planning, as well as her considerable marketing, leadership, strategic planning and entrepreneurial experience.

David J. West (age 47) – Mr. West has served as a director of Tasty since December 2003. Since October 2007, Mr. West has served as President of The Hershey Company and since December 2007, Mr. West has served as President and Chief Executive Officer of The Hershey Company. Since 2001, Mr. West has served in a variety of positions at The Hershey Company, including Executive Vice President, Chief Operating Officer from January 2007 to October 2007; Senior Vice President and Chief Financial Officer from January 2005 until January 2007 (and continued to serve as Chief Financial Officer until July 2007); Senior Vice President, Chief Customer Officer from December 2002 to December 2004; and Senior Vice President, Business Planning and Development from June 2001 to December 2002. Prior to joining The Hershey Company, Mr. West was employed by Kraft Foods Inc. as Senior Vice President, Finance from December 2000 to June 2001, and by Nabisco, Inc. as Senior Vice President and Chief Financial Officer, Biscuit and Snacks Group, from November 1999 to December 2000. Mr. West is a director of The Hershey Company. The Board concluded that Mr. West should serve as a director of Tasty in light of his valuable experience as President and Chief Executive Officer of a publicly-held consumer goods company and his extensive experience in finance and corporate strategic planning.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE.

Other Directors:

Directors – Class I (Term Expires at Annual Meeting in 2011):

James C. Hellauer (age 71) – Mr. Hellauer has served as a director of Tasty since May 2005. From 1999 until his retirement in January 2007, Mr. Hellauer served as the Executive Director of The Colmen Group, a consulting company that provides management services to middle market companies. Mr. Hellauer is also a director of PMA Capital Corporation, a property and casualty insurance holding company, and East River Bank in Philadelphia, Pennsylvania. The Board concluded that Mr. Hellauer should serve as a director of Tasty in light of his financial, strategic planning and leadership experience as the former Chief Financial Officer and Chief Executive Officer of Provident American Corporation, a publicly-held insurance company, and the former Chief Executive Officer of Environmental Technologies, Inc., a publicly-held designer and manufacturer of products and systems for managing the environment.

James E. Nevels (age 58) – Mr. Nevels has served as a director of Tasty since May 2005. Mr. Nevels serves as the Chairman of The Swarthmore Group, an independent registered investment advisory firm, which he founded in 1991. He currently serves as Chairman of the Board of Directors of The Hershey Company and is a member of the Board of Directors of the Hershey Trust Company and the Board of Managers of the Milton Hershey School. Mr. Nevels also serves as a member of the Board of Overseers of the Pro Football Hall of Fame. Mr. Nevels is a Member of Council and Secretary of The Pennsylvania Society and a member of the Board of Trustees of the Gettysburg Foundation. From December 2001 until September 2007, Mr. Nevels was the Chairman of the Philadelphia School Reform Commission, which was charged with overseeing the turnaround of the Philadelphia School System. In addition, Mr. Nevels was appointed by the President of the United States to the Advisory Committee to the Pension Benefit Guaranty Corporation; he served a three year term, 2004-2007, and was Chairman 2005-2007. The Board concluded that Mr. Nevels should serve as a director of Tasty in light of his extensive experience on the Board of Directors of numerous private and public organizations, including his current position as the Chairman of the Board of a publicly-held consumer goods company, along with his expertise with respect to pension and governance matters.

Mark T. Timbie (age 55) – Mr. Timbie has served as a director of Tasty since April 2007. Since January 2007, Mr. Timbie has served as President – North American Consumer Foods of McCormick & Company, Incorporated. Since 1996, Mr. Timbie has served in a variety of positions at McCormick & Company, Incorporated including President – International Consumer Products Group from January 2004 to December 2006; President of McCormick Canada from January 2001 to December 2003; Vice President & General Manager for Perimeter Products and Consumer Marketing during 2000 and Vice President for Sales & Marketing for the McCormick/Schilling Division from 1996 until 2000. Prior to joining McCormick & Company, Incorporated, Mr. Timbie was Senior Vice President for Sales and Marketing for Tetley Incorporated. The Board concluded that Mr. Timbie should serve as a director of Tasty in light of his extensive experience in sales and marketing and his management experience as the President of a division of a publicly-held consumer goods company.

Directors – Class II (Term Expires at Annual Meeting in 2012):

Ronald J. Kozich (age 70) – Mr. Kozich has served as a director of Tasty since December 2000. Mr. Kozich retired as a partner from Ernst & Young LLP on September 30, 1999. Prior to his retirement, he was the managing partner of Ernst & Young LLP, Philadelphia. Mr. Kozich is a member of the Board of Directors of CDI Corporation, a professional services company that offers high-value engineering, IT and professional staffing solutions, and the Board of Managers of IPR International, LLC, an outsourced data back up provider. The Board concluded that Mr. Kozich should serve as a director of Tasty in light of his financial and accounting knowledge, his leadership skills from his former position at a large accounting firm and his experience on the audit committee of another publicly-held company.

James E. Ksansnak (age 70) – Mr. Ksansnak has served as a director of Tasty and Chairman of the Board of Directors since May 2003. Mr. Ksansnak is a director of ARAMARK Corporation and was Vice Chairman of ARAMARK from May 1997 until February 2001. Prior to May 1997, he was Executive Vice President and Chief Financial Officer of ARAMARK. He is also a director of CSS Industries, Inc. The Board concluded that Mr. Ksansnak should serve as a director of Tasty in light of his experience in corporate leadership positions, including being the former Vice Chairman of the Board of Directors and former Executive Vice President and Chief Financial Officer, at a large international company. The Board selected Mr. Ksansnak to serve as Chairman due to his exceptional leadership skills, including his ability to communicate and encourage discussion among all Board members.

Charles P. Pizzi (age 59) – Mr. Pizzi has served as a director, President and Chief Executive Officer of Tasty since October 2002. Prior to joining Tasty, Mr. Pizzi served as President and Chief Executive Officer of the Greater Philadelphia Chamber of Commerce from April 1989 until October 2002. He is the Chairman of the Board of Directors of the Federal Reserve Bank of Philadelphia and serves on the Board of Directors for Independence Blue Cross and the Board of Trustees for Brandywine Realty Trust. In addition, Mr. Pizzi served on the Board of Directors of the Philadelphia Stock Exchange from 1998 to 2008 and on the Board of Governors of NASDAQ OMX PHLX, Inc. from 2008 to 2009. The Board concluded that Mr. Pizzi should serve as a director of Tasty in light of his intimate knowledge of Tasty as its President and Chief Executive Officer, his significant management and leadership skills, and his extensive experience on other private and public company Boards. In addition, Mr. Pizzi has a deep knowledge and understanding of issues involving the City of Philadelphia and the Commonwealth of Pennsylvania, where Tasty has its headquarters and primary baking operations.

CORPORATE GOVERNANCE

Code of Business Conduct

Each of Tasty’s directors, officers and employees are required to comply with its Code of Business Conduct. The Code of Business Conduct sets forth policies covering a broad range of subjects and requires strict adherence to laws and regulations applicable to Tasty’s business. The Code of Business Conduct is available on Tasty’s website at www.tastykake.com, under the “Investors, Corporate Governance” headings. A copy of Tasty’s Code of Business Conduct may also be obtained, without charge, by any shareholder upon written request directed to the Corporate Secretary of Tasty at Three Crescent Drive, Suite 200, Philadelphia, Pennsylvania 19112. Tasty will post to its website any amendments to the Code of Business Conduct, or waiver from its provisions for principal executive officers or directors, under the “Investors, Corporate Governance” headings.

Corporate Governance Guidelines

The Board of Directors has adopted the Tasty Baking Company Corporate Governance Guidelines which outline:

•	the responsibilities of the Board of Directors;

•	director qualifications and selection process;

•	board composition criteria; and

•	various policies and procedures designed to ensure effective governance.

These Guidelines are reviewed annually by the Nominating and Corporate Governance Committee to determine effective compliance and implementation and may be revised from time to time. The Corporate Governance Guidelines are available on Tasty’s website at www.tastykake.com, under the “Investors, Corporate Governance” headings, or upon written request directed to the Corporate Secretary of Tasty at Three Crescent Drive, Suite 200, Philadelphia, Pennsylvania 19112.

Director Independence

The Board reviews the independence requirements under the listing standards of the NASDAQ Stock Market (“NASDAQ Listing Standards”) to assist it in determining whether a director is independent. Under the NASDAQ Listing Standards, a director may not be determined to be independent if certain relationships exist, such as:

•

the director accepted any compensation from Tasty in excess of $120,000 during any period of 12 consecutive months within the prior 3 years, other than certain payments such as (i) compensation for board or committee service, and (ii) benefits under a tax-qualified retirement plan, or non-discretionary compensation; or

•

a director who is a partner in, or a controlling shareholder or an executive officer of, any organization to which Tasty made, or from which Tasty received, payments for property or services in the current or any of the past 3 fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more.

In addition to reviewing the NASDAQ Listing Standards, the Board also determines whether any of the directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In the course of this determination, the Board considered the following transactions, relationships and arrangements between non-management directors and Tasty, all of which were determined to be immaterial and below the NASDAQ Listing Standards:

•	Mr. Kozich: The annual amount of sales to Tasty by a company where he serves as a director was below 5% of that company’s annual gross revenues in each of the last 3 years;

•	Mr. Ksansnak: The annual amount of purchases from Tasty made by a company where he serves as a director was below 5% of Tasty’s annual gross revenues in each of the last 3 years; and

•

Ms. von Seldeneck: (1) She serves as a director of a financial institution that is the parent company to one of the financial institutions providing credit to Tasty, and (2) Tasty’s loans from this financial institution are below 1% of the financial institution’s total assets and the interest from the loans represent less than 5% of the financial institution’s annual gross revenues in each of the last 3 years.

Based on this review, the Board has determined that, except for Charles P. Pizzi, President and Chief Executive Officer of Tasty, each of the directors, including those up for re-election at the 2010 Annual Meeting of Shareholders, is independent.

Executive Sessions

The Board of Directors meets at least twice annually in an executive session of the independent directors of the Board. Mr. Ksansnak, the independent Chairman of the Board, presides over the executive sessions of the independent directors.

Nomination Process and Qualifications for Director Nominees

The Nominating and Corporate Governance Committee has established certain procedures and criteria for the selection of nominees for election to the Board of Directors. The Committee determines, and reviews with the Board on an annual basis, the desired skills and characteristics for directors as well as the composition of the Board as a whole. As part of such review, the Nominating and Corporate Governance Committee focuses on issues such as diversity of business and professional experience, as well as individual attributes and qualities, in light of the current composition and needs of the Board. This focus is consistent with the goal of having directors whose background and experience complement those of other directors. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity.

In order to qualify for consideration to serve on the Board of Directors, nominees should satisfy at a minimum the following criteria:

•	possess the highest personal and professional ethics, integrity and judgment;

•	have the ability and willingness to commit the necessary time and energy to prepare for, attend and participate in the meetings of the Board and one or more of its standing committees;

•	have relevant background and experience that complement the background and experience of the other directors;

•

have a proven record of competence and accomplishment through demonstrated leadership in a profession, business, education or government service as a director, chief executive officer or senior management executive, including financial, accounting, legal, sales, marketing, supply chain and other relevant experience, that will enhance the perspective and effectiveness of the Board, including perspectives resulting from diversity in the experience and background of such nominee;

•	be a shareholder or be willing to become a shareholder of Tasty within 1 year of becoming a director; and

•

have the willingness and ability to represent the interests of all shareholders rather than any special interest or constituency while keeping in perspective the interests of Tasty’s employees, customers, local communities and other constituencies.

If nominations are required for election at an annual meeting of shareholders, the Committee will first consider the nomination of the current directors whose terms are expiring, including their past performance on the Board along with the criteria set forth above, in determining whether to nominate them for re-election. In connection with nominations for elections at annual meetings of shareholders (or special meetings called for the purpose of electing directors of the Board) or to fill vacancies on the Board, the Committee may solicit the current members of the Board for the names of potentially qualified candidates. In addition, the Committee may ask the directors to pursue their own business contacts for the names of potentially qualified candidates. The Committee may also retain director search firms as it determines necessary in its own discretion.

For elections at annual or special meetings, the Committee will also consider director candidates recommended by shareholders in the same manner in which the Committee would evaluate director nominees recommended through the process described above; provided that the following requirements are met:

•	the shareholder provides documentation evidencing his or her ownership interest in Tasty;

•	the recommended individual meets the criteria set forth above;

•	the shareholder recommendation provides at a minimum the following comprehensive written information relating to the recommended individual:

•

business experience and background, including but not limited to, his or her complete name, age, address, principal occupations, directorships, positions and offices held, name and principal business of any corporation or other organization in which such positions were held;

•	affiliation with Tasty;

•

family relationships with any director, executive officer or other nominee, and any arrangements or understandings between him or her and any other person pursuant to which he or she was recommended as a nominee for director; and

•	the information as required by Tasty’s Amended and Restated By-laws with regard to director nominations made by shareholders; and

•

the shareholder provides notice of the recommendation in the manner and within the timeframes set forth in Tasty’s Amended and Restated By-laws with regard to director nominations made by shareholders.

The Committee will consider the potential pool of director candidates derived from the foregoing process, select the candidates to fill the director seats based on their background, experience and qualifications and the need of the Board and its committees, including but not limited to, the need for “independent” directors as defined in the listing standards of the NASDAQ Stock Market. This evaluation will include a review by the full Committee of each nominee’s background, experience, qualifications and other relevant characteristics, taking into consideration the director qualifications set forth in Tasty’s Corporate Governance Guidelines and any potential conflict of interest as set forth in Tasty’s Code of Business Conduct. The Committee will then conduct personal interviews and a thorough investigation of the proposed candidate’s background to ensure there is nothing that would disqualify the candidate from serving as a director of Tasty. Those candidates who are selected for nomination by the Committee and pass the background investigation shall be recommended to the full Board for approval.

Board Leadership Structure

Shortly after Mr. Pizzi joined Tasty in 2002, the positions of Chairman and Chief Executive Officer were separated so that Mr. Pizzi could focus his time, effort and energy on Tasty’s Strategic Transformation Plan. While Tasty’s Amended and Restated By-Laws and Corporate Governance Guidelines do not require that the Chairman and Chief Executive Officer positions be separate, the Board believes that having separate positions is the appropriate leadership structure for Tasty at this time as the Strategic Transformation Plan is still being implemented with the transition to a new bakery nearing completion.

Board’s Role in Risk Oversight

Risk is inherent in every business and how well a business manages risk can ultimately determine its success. Tasty faces a number of risks, including, among others, risks related to economic and market conditions, implementation of its strategic manufacturing initiative, liquidity, credit restrictions, changes in consumer preferences and increased competition. Management is responsible for the day-to-day management of the risks Tasty faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. Tasty’s Chairman is in regular communication with its President and Chief Executive Officer to discuss strategy and risks facing Tasty. Members of senior management regularly attend Board and committee meetings and are available to address any questions or concerns raised by the directors regarding risk management and any other matters. In addition, the Board of Directors regularly receives presentations from senior management regarding Tasty’s operations, including associated risks and mitigation measures. The Audit Committee has oversight with respect to risk assessment and risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements and periodically receives presentations from senior management on such issues. The Strategic Planning Committee also holds sessions with senior management to discuss strategies, key challenges and risks and opportunities for Tasty.

Communicating with Directors

Shareholders who wish to communicate with the Board of Directors, the non-management directors or an individual director may do so by sending a letter to the Corporate Secretary of Tasty at Three Crescent Drive, Suite 200, Philadelphia, Pennsylvania 19112. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication.” The Corporate Secretary has been authorized to screen commercial solicitations and materials which pose security risks, are unrelated to the business or governance of Tasty, or are otherwise inappropriate. All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all or individual members of the Board. The Corporate Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

MEETINGS AND COMMITTEES OF THE BOARD

The Board

During the fiscal year ended December 26, 2009, 6 meetings of the Board of Directors were held. In addition, an aggregate of 21 meetings of the committees of the Board of Directors were held in that period. During 2009, no incumbent director attended less than 75% of the regularly scheduled and special meetings of the Board and its committees on which he or she served. While Tasty does not have a formal, written attendance policy requiring directors to attend the annual meeting of shareholders, the Board of Directors strongly encourages all directors to attend the annual meeting. Eight Tasty directors attended the 2009 Annual Meeting of Shareholders.

Committees of the Board

The Board has 4 standing committees. Each committee operates pursuant to a charter approved by the Board of Directors, copies of which are available on Tasty’s website at www.tastykake.com, under the “Investors, Corporate Governance” headings, or upon written request directed to the Corporate Secretary of Tasty at Three Crescent Drive, Suite 200, Philadelphia, Pennsylvania 19112.

Audit Committee:

Members: Mr. Kozich (Chair); Mr. Conish; Mr. Hellauer; and Mr. Ksansnak

The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) under the Securities Exchange Act of 1934, as amended (“Exchange Act”). The Board of Directors has determined that each member of the Audit Committee is “independent” and financially literate as required by the applicable NASDAQ Listing Standards. In addition, the Board of Directors has determined that Ronald J. Kozich is an “audit committee financial expert” within the meaning stipulated by rules of the Securities and Exchange Commission (“SEC”). During fiscal year 2009, the Audit Committee held 7 meetings.

The Audit Committee’s responsibilities are discussed in detail in the charter, which include, among other duties, the responsibility to:

•	oversee the integrity of the financial statements and the performance of the internal audit function;

•	select, retain or terminate the independent registered public accounting firm;

•	review and discuss with the independent registered public accounting firm and financial management the scope of the audit;

•

hold meetings periodically with the independent registered public accounting firm, the internal audit function and management to review and consider the adequacy and effectiveness of financial reporting, internal controls and risk assessment;

•	review consolidated financial statements and disclosures and critical accounting policies and practices;

•	review and approve all related party transactions;

•	oversee compliance with legal and regulatory requirements and Tasty’s Code of Business Conduct; and

•	evaluate the qualification, performance and independence of the independent registered public accounting firm.

Nominating and Corporate Governance Committee:

Members: Mr. Nevels (Chair); Mr. Ksansnak; Mr. Timbie; and Mr. West

During fiscal year 2009, the Nominating and Corporate Governance Committee held 3 meetings. Each member of the Nominating and Corporate Governance Committee is “independent” as affirmatively determined by the Board of Directors pursuant to the applicable NASDAQ Listing Standards. The Nominating and Corporate Governance Committee’s responsibilities are discussed in detail in the charter, which include, among other duties, the responsibility to:

•	establish selection criteria and qualifications for new directors;

•	identify, consider and recommend to the Board candidates to fill vacancies on the Board or stand for election to the Board at the next meeting of shareholders;

•	recommend to the Board directors to serve on each Board committee;

•	review the size, structure, function and needs of the Board and its committees; and

•	develop, recommend and assess the Corporate Governance Guidelines.

Strategic Planning Committee:

Members: Mr. West (Chair); Mr. Conish; Mr. Hellauer; Mr. Ksansnak; Mr. Pizzi; and Ms. von Seldeneck

During fiscal year 2009, the Strategic Planning Committee held 2 meetings. Except for Mr. Pizzi, each member of the Strategic Planning Committee is “independent” as affirmatively determined by the Board of Directors pursuant to the applicable NASDAQ Listing Standards. The Strategic Planning Committee’s responsibilities are discussed in detail in the charter, which include, among other duties, the responsibility to:

•	review and recommend to the Board the strategic planning process, long-range objectives and strategic plan for Tasty;

•	meet with management at least annually to review its strategic planning process and its long-range financial and strategic plan; and

•	review and advise the Board regarding strategic business issues, including acquisitions, mergers, divestitures, financing, capital structure and dividend policy.

Compensation Committee:

Members: Ms. von Seldeneck (Chair); Mr. Kozich; Mr. Ksansnak; and Mr. Nevels

During fiscal year 2009, the Compensation Committee held 9 meetings. The Compensation Committee is composed entirely of “outside directors” within the meaning of the regulations of Section 162(m) of the Internal Revenue Code of 1986, as amended, “non-employee directors” under SEC Rule 16b-3 and “independent” directors as affirmatively determined by the Board of Directors pursuant to the applicable NASDAQ Listing Standards.

The Compensation Committee’s responsibilities, discussed in detail in the charter, include, among other duties, the responsibility to:

•	review and recommend to the Board the base salary, incentive compensation and any other compensation for Tasty’s executive officers;

•	evaluate the CEO’s performance;

•	review and recommend to the Board compensation, equity-based plans and benefit programs for non-employee directors;

•	monitor Tasty’s cash bonus and equity based compensation plans, retirement and welfare plans and discharge the duties imposed on the Compensation Committee by the terms of those plans;

•	review and evaluate the Company’s management succession planning process; and

•	perform other functions or duties deemed appropriate by the Board.

Compensation decisions for the Chief Executive Officer and all other executive officers are reviewed and approved by the Compensation Committee, subject to ratification by the Board of Directors. The Compensation Committee may delegate authority to a subcommittee under its charter. The Compensation Committee relies upon Tasty’s executive officers and outside compensation consultants in order to assist the Compensation Committee in performing its duties.

The Compensation Committee has authority under its charter to retain, approve fees for and terminate consulting firms, independent counsel or other advisors. In this regard, the Compensation Committee has engaged Towers Watson & Co. (“Towers Watson”), a nationally recognized compensation consulting firm, to assist it in making compensation decisions. In addition to providing competitive information on all elements of executive compensation from a compensation survey, Towers Watson also provides the Compensation Committee with information on compensation trends and alternatives to consider when making compensation decisions.

With regard to director compensation, the Compensation Committee is responsible for reviewing and recommending to the Board compensation, equity-based plans and benefit programs for the non-employee directors. In 2007 the Compensation Committee retained Towers Watson to review Tasty’s director compensation and to provide the Compensation Committee with information regarding director compensation at comparable companies in order to identify market practices. Towers Watson did not review director compensation in 2008 or 2009.

With regard to the compensation of executive officers other than the Chief Executive Officer, the Compensation Committee will review and consider the recommendation of Tasty’s Chief Executive Officer as to the form and amount of compensation. The Chief Executive Officer generally obtains the assistance of Tasty management and Towers Watson in formulating these recommendations.

The agenda for meetings of the Compensation Committee is determined by its Chair with the assistance of Tasty management. The Chair will generally coordinate with management and/or Towers Watson prior to meetings to obtain their assistance as described above, including the preparation and distribution of materials for review by the members of the Compensation Committee. At meetings of the Compensation Committee, the Compensation Committee usually conducts a portion of the meeting in executive session. The Compensation Committee’s Chair reports the Compensation Committee’s recommendations on executive compensation to the Board.

COMPENSATION OF DIRECTORS

During fiscal year 2009, Tasty paid the following amounts to non-employee directors, which were prorated as appropriate:

•	$1,000 for each Board and committee meeting attended by a non-employee director;

•	an annual cash retainer fee of $15,000 to non-employee directors and the additional annual retainer fees set forth below;

•	$16,000 of equivalent value Deferred Stock Units (“DSUs”) as described in the narrative below;

•	$5,000 for the independent Chairman of the Board;

•	$4,000 for the Chair of the Audit Committee; and

•	$2,500 for the Chair of the Compensation Committee, the Chair of the Nominating and Corporate Governance Committee and the Chair of the Strategic Planning Committee.

A director who is a Tasty employee does not receive payment for his services as a director. The following table discloses the actual compensation paid to or earned by each non-employee director in fiscal year 2009:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)		Total ($)
M.G. Conish	$28,000	$17,310	$400	(3)	$45,710
J.C. Hellauer	29,000	17,310	—		46,310
R.J. Kozich	39,000	17,310	—		56,310
J.E. Ksansnak	44,000	17,310	—		61,310
J.E. Nevels	29,500	17,310	—		46,810
M.T. Timbie	22,000	17,212	400	(4)	39,612
J.M. von Seldeneck	32,500	17,310	—		49,810
D.J. West	26,500	17,310	—		43,810

(1)	During 2009, the directors waived fees for certain meetings.
(2)

Each fiscal quarter, each director was credited with DSUs as described in the narrative below regarding the DSU Plan. Upon payment of dividends on Tasty’s common stock, each director is also credited with additional DSUs equivalent in value to the dividends. The amounts shown in this column represent the aggregate grant date fair value of the DSUs calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 regarding share-based payments. Additional information regarding stock awards to the directors is set forth below:

•

At the end of fiscal year 2009, the aggregate number of DSUs credited to each director was: Mr. Ksansnak – 8,288; Mr. Conish 8,288; Mr. Hellauer – 8,288; Mr. Kozich – 8,288; Mr. Nevels – 8,288; Mr. Timbie – 7,786; Ms. von Seldeneck – 8,288 and Mr. West – 8,288.

•	At the end of fiscal year 2009, Messrs. Kozich, Ksansnak and West and Ms. von Seldeneck had more than 5 years of continuous service as a director and their DSUs had vested.
•

At the end of fiscal year 2009, the aggregate number of shares of common stock underlying outstanding option awards to Tasty’s directors was: Mr. Ksansnak – 15,000; Mr. Hellauer – 5,000; Mr. Kozich – 10,000; Mr. Nevels – 5,000; Ms. von Seldeneck – 23,875 and Mr. West – 5,000.

•	At the end of fiscal year 2009, Mr. Conish had 2,000 restricted shares as further discussed in footnote 3 below and Mr. Timbie had 2,000 restricted shares as further discussed in footnote 4 below.

(3)

Upon his appointment to the Board, Mr. Conish was granted 2,000 restricted shares of Tasty’s common stock with a Grant Date of March 24, 2006. These restricted shares will vest and become nonforfeitable on the fifth anniversary of the Grant Date provided Mr. Conish remains a director. The amount shown represents restricted stock dividend payments received during fiscal year 2009.

(4)

Upon his appointment to the Board, Mr. Timbie was granted 2,000 restricted shares of Tasty’s common stock with a Grant Date of April 15, 2007. These restricted shares will vest and become nonforfeitable on the fifth anniversary of the Grant Date provided Mr. Timbie remains a director. The amount shown represents restricted stock dividend payments received during fiscal year 2009.

Until February 2007, Tasty maintained a Retirement Plan for Directors (the “Retirement Plan”) that provided that non-employee directors who ceased to be directors and who reached age 65 with five or more years of service on the Board of Directors were entitled to receive an annual retirement benefit equal to the amount of the annual cash retainer fee in effect on the date the director ceases to be a director (but not less than $16,000 for directors serving on December 31, 1993). Under the terms of the Retirement Plan, retired directors receive this benefit in equal monthly installments until the earlier of the death of the retired director or for the number of years of credited service of such director as a member of the Board of Directors of Tasty.

In connection with the Retirement Plan, Tasty entered into a Trust Agreement for the benefit of directors. Under this Trust Agreement, in the event of a change in control of Tasty, Tasty is obligated to deposit sufficient funds with the Trustee to enable it to purchase annuity contracts to fund the directors’ retirement benefits.

Effective February 15, 2007, benefit accruals under the Retirement Plan were frozen for current directors and future directors were precluded from participating in the Retirement Plan. Participants are credited for service under the Retirement Plan after February 15, 2007, solely for vesting purposes. The amount of the annual retirement payment for participants is equal to $15,000, or $16,000 for directors who were eligible to participate in the Retirement Plan as of December 31, 1993. On February 15, 2007, the Board of Directors approved a Deferred Stock Unit Plan for Directors (the “DSU Plan”). The DSU Plan provides that for each fiscal quarter, Tasty will credit DSUs to the director’s account equivalent in value to $4,000 on the last day of such quarter, provided that he or she is a director on the last day of such quarter. The number of DSUs that are credited for the quarter shall be determined by dividing $4,000 by the per share closing price of shares of Tasty’s common stock on the last business day of the quarter. The DSU Plan also provides that a director’s account will be credited with dividend equivalents on each date that Tasty pays dividends on its shares of common stock, which means that a director will receive additional DSUs equivalent in value to the dividends that would have been paid on shares equal to the number of DSUs credited to the director’s account immediately prior to the record date of the dividends. Directors will be entitled to be paid in shares upon termination of Board service provided the director has at least 5 years of continuous service on the Board. The shares may be paid out in a lump sum or, at the director’s election, over a period of 5 years.

EXECUTIVE OFFICERS

Executive Officers (Not Also a Director):

Autumn R. Bayles (age 39) – Ms. Bayles was appointed Senior Vice President, Strategic Operations in May 2007. Ms. Bayles joined Tasty in August 2003 as Chief Information Officer and was appointed Senior Vice President, Strategic Operations and Technology in July 2006. Prior to joining Tasty, Ms. Bayles was Managing Principal Consultant for IBM Business Consulting Services, a division of IBM, from October 2002 to August 2003.

Robert V. Brown (age 50) – Mr. Brown was appointed Senior Vice President, Sales in February 2010. Mr. Brown rejoined Tasty in February 2003 as Director, Route Sales, and served as Vice President, Route Sales from August 2003 to January 2010. Prior to joining Tasty, Mr. Brown was District Sales Manager for Lance, Inc. from January 2002 to February 2003. Mr. Brown was previously employed by Tasty from 1984 to December 2001 and served as Director, Route Sales, from 1993 to 2001.

Paul D. Ridder (age 38) – Mr. Ridder was appointed Senior Vice President and Chief Financial Officer in March 2008. Previously, Mr. Ridder was Vice President, Corporate Controller and Chief Accounting Officer from May 2007 until March 2008, and was Vice President, Corporate Controller from March 2007 until May 2007. Prior to joining Tasty in March 2007, Mr. Ridder was employed by Radnor Holdings Corporation, a global manufacturer and distributor of disposable foodservice packaging and specialty chemical products, as Vice President Corporate Transactions from September 2006 until March 2007; Chief Financial Officer and Vice President Finance from September 2005 until September 2006; Vice President Finance and Corporate Controller from December 2002 until September 2005; and Corporate Controller from January 1998 until December 2002. Radnor Holdings Corporation filed for bankruptcy in August 2006. Prior to Radnor Holdings Corporation, Mr. Ridder was a Senior Accountant with Price Waterhouse LLP.

David A. Vidovich (age 45) – Mr. Vidovich joined Tasty in February 2006 as Vice President, Human Resources, and was appointed Vice President, Human Resources and Labor Relations in July 2006. Prior to joining Tasty, Mr. Vidovich was Vice President, Human Resources for Philadelphia Newspapers, Inc. from September 2004 to February 2006 and was Director of Labor Relations for Philadelphia Newspapers, Inc. from January 2001 to September 2004.

Laurence Weilheimer (age 47) – Mr. Weilheimer joined Tasty in April 2006 as General Counsel, and was appointed Senior Vice President, General Counsel and Corporate Secretary in February 2007. Prior to joining Tasty, Mr. Weilheimer was Corporate Counsel – Business Development at the global management consulting firm of Towers, Perrin, Forster & Crosby, Inc. from January 1997 to April 2006, and was associated with the law firm of Wolf, Block, Schorr and Solis-Cohen from September 1990 to January 1997.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by Tasty’s President and Chief Executive Officer and its next 2 highest compensated executive officers (the “named executive officers”) for the fiscal years ended December 26, 2009 and December 27, 2008.

Name and Principal Positions	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)(5)		Total ($)(8)
C.P. Pizzi President & CEO	2009 2008	$529,999 528,365	$130,560 330,210	$222,600 —	$8,933 6,412	(4) (4)	$284,908 358,863	(6)(7) (6)(7)	$1,177,000 1,223,850
A.R. Bayles SVP, Strategic Operations	2009 2008	225,000 215,635	57,120 126,640	67,113 —	— —		18,843 15,860		368,076 358,135
L. Weilheimer SVP, General Counsel and Corporate Secretary	2009 2008	215,000 204,938	40,800 100,050	49,088 —	— —		13,750 9,950		318,638 314,938

(1)	As of March 28, 2010, the annual salaries for Mr. Pizzi, Ms. Bayles and Mr. Weilheimer are $551,050, $245,000 and $235,000, respectively.
(2)

The amounts in the “Stock Awards” column reflect the grant date fair value dollar amount of the awards of restricted stock granted in fiscal 2008 and 2009 calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 regarding share-based payments.

(3)

The amounts in the “Non-Equity Incentive Plan Compensation” column reflect the cash awards made under Tasty’s Annual Incentive Plan (“AIP”). These awards were approved by Tasty’s Compensation Committee and Board in February 2010 for 2009 performance. The terms of the AIP are described in more detail in the narrative below.

(4)

The amount shown represents above-market interest on Mr. Pizzi’s retirement benefits under a Supplemental Executive Retirement Plan (the “SERP”) (the SERP is described in more detail below under the heading “Retirement Plans and Employment and Change of Control Agreements”).

(5)

The amount shown in the “All Other Compensation” column for each of the named executive officers includes (i) company contributions under the Tasty Baking 401(k) Plan and Company Funded Retirement Plan and (ii) restricted stock dividend payments.

(6)

The amount shown in the “All Other Compensation” column for Mr. Pizzi includes retirement benefits under the SERP to which Tasty credited $206,706 of contributions in 2009 and $285,972 of contributions in 2008.

(7)	The amount shown in the “All Other Compensation” column for Mr. Pizzi for 2009 and 2008 also includes:

•

the value attributable to personal use of an automobile provided by Tasty (as calculated in accordance with Internal Revenue Service Guidelines). Such amount is included as compensation on Mr. Pizzi’s W-2, and Mr. Pizzi is responsible for paying income taxes on such amount;

•	personal professional services, such as financial and legal services;
•	membership in 2 business or country clubs; and
•	a life insurance policy.

(8)

The amounts shown in this Summary Compensation Table do not include awards of restricted stock granted on March 11, 2010 pursuant to the restricted stock award program described below for performance in 2009. The named executive officers received these awards of restricted stock as follows: Mr. Pizzi – 40,000 shares; Ms. Bayles – 20,000 shares; and Mr. Weilheimer – 13,000 shares. The restricted stock will vest in three equal annual installments beginning on March 11, 2011, subject to each executive’s continued employment on such vesting dates.

Annual Incentive Plan

Tasty provides executives with an annual opportunity to earn cash incentive awards through the Annual Incentive Plan (the “AIP”). For each named executive officer, target AIP awards are determined by multiplying the executive’s salary by a percentage based on the executive’s level of responsibility. For fiscal year 2009 awards, these target awards ranged from 35% to 60% of base salary for the named executive officers (Mr. Pizzi (60%), Ms. Bayles (45%) and Mr. Weilheimer (35%)), and the potential payout ranged from 0% to 250% of the target award. The Compensation Committee may use its discretion to adjust any award to take into account (i) extraordinary, unusual and/or non-recurring items of gain or loss occurring during the performance year and (ii) the individual’s performance or changes in the individual’s duties and responsibilities. For fiscal year 2009, the performance measure for the named executive officers was operating income before depreciation, amortization and non-cash rentals related to Tasty’s new corporate offices and bakery operations at the Philadelphia Navy Yard and included any benefits associated with changes to Tasty’s retiree life insurance plan (referred to as “AIP Operating Income”). For the fiscal year 2009, in March 2010 the Compensation Committee reviewed Tasty’s 2009 AIP Operating Income and the Compensation Committee authorized a payout of 70% of the target awards, which payout was ratified by the Board of Directors.

Long-Term Incentive Compensation

In July 2006, Tasty instituted a three-year restricted stock award program (fiscal year 2006 - fiscal year 2008). The Compensation Committee allocated 250,000 shares to this program under its 2006 Long Term Incentive Plan. Under the program, executive officers and certain other employees were eligible for an annual award of restricted stock based on Tasty’s achievement of certain performance measures. At the beginning of each fiscal year the Compensation Committee approved certain performance measures that it would generally consider in determining future awards under the restricted stock award program; however, at such time no determination was made regarding target awards, range of awards or other allocation of shares for named executive officers or other eligible employees as these were subject to the discretion of the Compensation Committee, subject to ratification by the Board of Directors. The performance measure for 2009 awards related to completion of numerous operational milestones in 2008 relating to Tasty’s strategic manufacturing plan. Awards under this program were determined by the Compensation Committee, subject to ratification by the Board of Directors, during the first quarter of the following year after analysis of the prior year’s performance. On March 10, 2009, Tasty awarded an aggregate of 100,000 shares of restricted stock to eligible employees, which included awards to the named executive officers as reflected in the “Outstanding Equity Awards at Fiscal Year-End” table below.

In March 2009, Tasty extended the three-year restricted stock award program described above for an additional year. The maximum number of shares of restricted stock that could be awarded in 2010 for 2009 performance under the program was not an exact number. Rather, it was the number of shares of common stock remaining available for issuance under its 2003 Long Term Incentive Plan and its 2006 Long Term Incentive Plan (collectively, the “LTIP Plans”) at the time the specific awards were determined in the first quarter of 2010. While completion of numerous operational milestones related to Tasty’s strategic manufacturing plan were chosen as the performance measures to be considered for 2009, the recipients and the amount of the specific awards were subject to the discretion of the Compensation Committee, subject to the ratification of the Board of Directors. All of the other provisions of the three-year restricted stock award program described above remained the same. As of March 11, 2010, an aggregate of 158,594 shares were available under the LTIP Plans and Tasty awarded an aggregate of 125,000 shares of restricted stock to eligible employees, which included awards to the named executive officers as reflected in footnote 8 to the “Summary Compensation Table” above.

In February 2010, the Compensation Committee instituted a new restricted stock program for fiscal year 2010 (the “2010 Program”) as well as a restricted stock program utilizing multi-year performance measures for awards to be granted in the first quarter of 2012 (the “2010/2011 Program”). The 2010 Program and the 2010/2011 Program include both time-based vesting awards and performance-based vesting awards, as further described below. Similar to the former three-year restricted stock award program, the performance measures for performance-based awards under the 2010 Program and the 2010/2011 Program are set at the beginning of the measurement period. In particular, at the beginning of 2010, the Compensation Committee approved certain performance measures (as described below) that it would generally consider in determining future performance-based awards under the 2010 Program and under the 2010/2011 Program; however, no determination was made regarding the recipients of the awards, individual target awards, range of awards or other allocation of shares for the named executive officers or other eligible employees. Ultimately, awards under the 2010 Program (if any) will be determined by the Compensation Committee in its discretion, subject to ratification by the Board of Directors, during the first quarter of 2011 after analysis of 2010 performance. Likewise, awards under the 2010/2011 Program (if any) will be determined by the Compensation Committee in its discretion, subject to ratification by the Board of Directors, during the first quarter of 2012 after analysis of aggregate performance during 2010 and 2011. Due to the limited number of shares currently available for issuance under the LTIP Plans, Tasty expects that grants of restricted stock under the 2010 Program and under the 2010/2011 Program will be contingent on approval by the shareholders of the Amended and Restated Tasty Baking Company 2006 Long Term Incentive Plan (the “Amended Plan”), which is described in further detail under Proposal 2 below.

If the Amended Plan is approved and the performance-based awards are granted at the target level, the Compensation Committee anticipates that it will award 100,000 shares from the Amended Plan under the 2010 Program and an additional 100,000 shares under the 2010/2011 Program. In such event, it is anticipated that for each of these programs 40% of the target shares will be granted on a time-based vesting schedule, and 60% of the target shares will be based on achievement of target performance. It is anticipated that the time-based awards will vest on a pro-rata basis annually over a 3 year period after the grant, while any performance-based awards will have a vesting period of at least 1 year after grant.

One half (50%) of the performance-based metrics for the 2010 Program is based upon the achievement of certain operational milestones related to Tasty’s strategic manufacturing plan, and the other 50% is subject to the achievement of certain market share growth targets. The performance measures for the 2010/2011 Program are based upon two-year (fiscal years 2010 and 2011) financial targets. These targets and their weights are: market share growth (20% weight); compounded annual sales growth versus a peer group (20% weight) and aggregate earnings per share (60% weight). Actual performance-based awards under each program (if any) may range from 50% to 150% of target dependant upon the actual performance that is achieved with regard to such metric; provided that no performance-based awards will be granted if the threshold performance measure is not achieved. The Compensation Committee believes these performance-based metrics will be challenging, while still being achievable. The targets for market share growth and for compounded annual sales growth are based on Tasty’s results versus category and peer group results. Accordingly, while the Compensation Committee believes attainment will require significant efforts, the absolute results required for achievement of awards based on these metrics are subject to factors not solely based on Tasty’s performance. With regard to the aggregate earnings per share target, this represents a significant increase from prior results. In fact, the aggregate earnings per share required to reach the target award with respect to this metric has not been achieved over any two-year period in the past 5 fiscal years. The Compensation Committee also believes that time-based vesting awards serve as a strong retention vehicle for executives. Therefore, the Compensation Committee anticipates that, subject to ratification by the Board of Directors, regardless of whether any performance-based awards are granted, it will issue 40% of the target shares for the 2010 Program with a time-based vesting schedule in the first quarter of 2011 and 40% of the target shares for the 2010/2011 Program with a time-based vesting schedule in the first quarter of 2012.

In February 2010, the Compensation Committee and the Board of Directors also adopted a policy to commit to an average annual equity burn rate not to exceed 3.81% over the three-year period 2010-2012. An equity burn rate analysis is the measure of dilution that shows how rapidly a company is using its shares reserved for equity compensation plans. This policy is described in more detail in Proposal 2 below under the heading “Equity Burn Rate Policy.”

Outstanding Equity Awards at Fiscal Year-End

The following table discloses for each named executive officer all shares of common stock underlying unexercised options and all stock awards that have not yet vested as of December 26, 2009.

	Option Awards (1)			Stock Awards (2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not vested (#)		Market Value of Shares or Units of Stock that have not vested ($)(3)
C. P. Pizzi	25,000	$11.30	10/07/12	160,400	(4)	$1,040,996
	50,000	8.60	12/20/12
	85,000	10.78	08/07/13
A.R. Bayles	5,000	10.78	08/07/13	61,000	(5)	395,890
L. Weilheimer				39,500	(6)	256,355

(1)	All previously granted option awards were vested as of December 31, 2005, and are exercisable.
(2)

All awards of restricted stock were made under the 1997 Long Term Incentive Plan, the 2003 Long Term Incentive Plan or the 2006 Long Term Incentive Plan (the “2006 LTIP”) and the vesting of all such awards is subject to continued employment. The amounts shown in this table do not include awards of restricted stock granted on March 11, 2010 for performance in 2009. See footnote 8 to the “Summary Compensation Table” above for details of these excluded awards. During the time period from the inception of the 2006 LTIP until March 17, 2010, Tasty’s current executive officers as a group were awarded an aggregate of 255,100 shares of restricted stock from the 2006 LTIP.

(3)	The market value was determined by using the closing market price ($6.49) of Tasty’s common stock on December 24, 2009.
(4)

Includes 40,000 shares of restricted stock granted March 1, 2006 that will vest on March 1, 2011; 14,400 shares of restricted stock granted March 5, 2007 that vested on March 5, 2010; 25,000 shares of restricted stock granted March 3, 2008 that will vest on March 3, 2011; 49,000 shares of restricted stock granted December 3, 2008 that will vest on December 3, 2013; and 32,000 shares of restricted stock granted March 10, 2009 that will vest on March 10, 2012. Including certain awards listed above as well as shares granted on March 11, 2010, 111,400 shares of restricted stock have been awarded to Mr. Pizzi under the 2006 LTIP.

(5)

Includes 10,000 shares of restricted stock granted March 1, 2006 that will vest on March 1, 2011; 8,000 shares of restricted stock granted March 5, 2007 that vested on March 5, 2010; 9,000 shares of restricted stock granted on March 3, 2008 that will vest on March 3, 2011; 20,000 shares of restricted stock granted December 3, 2008 that will vest on December 3, 2013; and 14,000 shares of restricted stock granted March 10, 2009 that will vest on March 10, 2012. Including certain awards listed above as well as shares granted on March 11, 2010, 51,000 shares of restricted stock have been awarded to Ms. Bayles under the 2006 LTIP.

(6)

Includes 5,000 shares of restricted stock granted May 12, 2006 that will vest on May 12, 2011; 2,000 shares of restricted stock granted March 5, 2007 that vested on March 5, 2010; 7,500 shares of restricted stock granted March 3, 2008 that will vest on March 3, 2011; 15,000 shares of restricted stock granted December 3, 2008 that will vest on December 3, 2013; and 10,000 shares of restricted stock granted March 10, 2009 that will vest on March 10, 2012. Including certain awards listed above as well as shares granted on March 11, 2010, 32,500 shares of restricted stock have been awarded to Mr. Weilheimer under the 2006 LTIP.

Retirement Plans and Employment and Change of Control Agreements

Retirement Plans. Until March 2005, Tasty maintained a traditional defined benefit pension plan (the “DB Plan”) for its employees, including the named executive officers. Benefits under the DB Plan are calculated as a percentage of the average of the 60 highest consecutive calendar months of pension-eligible earnings paid by Tasty during the last 120 calendar months of employment, which percentage depends on the employee’s total number of years of service. For executives, the pension-eligible earnings generally includes salary and any cash bonus. Benefits under the DB Plan are coordinated with Social Security and are presently restricted under federal tax law to a maximum of $195,000 per year. Since Tasty froze the benefits in this pension plan in March 2005, Mr. Pizzi and Ms. Bayles do not earn further years of credited service for their service with Tasty after March 26, 2005, except for vesting purposes. Each vested participant will be eligible to commence receiving their pension benefits accrued through March 26, 2005, upon retirement on or after age 55 in accordance with the terms of the DB Plan. In addition, as described below, Tasty provides Mr. Pizzi an unfunded supplemental retirement plan.

In March 2005, when Tasty froze the benefits in the DB Plan, Tasty amended its existing defined contribution plan to provide for enhanced company contributions for participants. Under the Tasty Baking 401(k) and Company Funded Retirement Plan (the “Plan”), all eligible employees receive cash contributions that range from 2% to 5% of eligible compensation with the exact amount dependent upon an employee’s age and years of service. Long-service employees receive additional cash contributions that range from 1.5% to 3.5% of their eligible compensation. Historically, Tasty also made matching contributions in cash of 50% of an employee’s contributions that do not exceed 4% of eligible compensation up to the maximum limit of approximately $4,900. As of June 27, 2009, Tasty suspended the matching contribution for the remainder of fiscal 2009 for all employees who participate in the Plan. Beginning in fiscal 2010, Tasty elected to reinstate the matching contribution.

Supplemental Retirement Plan for Mr. Pizzi – The supplemental retirement plan (“SERP”) for Mr. Pizzi was converted from a defined benefit to a defined contribution agreement in 2004. In 2009, Tasty credited $206,706 to Mr. Pizzi’s SERP. The following are the material terms of Mr. Pizzi’s SERP Agreement, subject to the provisions of Section 409A of the Internal Revenue Code (“Section 409A”):

•	Tasty credited an initial amount equal to $172,500 to his account as a carryover from the defined benefit SERP on October 1, 2004.

•	Thereafter, Tasty credits a contribution to his account at the end of each month of an amount equal to 39% of the base salary and bonus paid to Mr. Pizzi in such month.

•

Interest is credited to the account on a monthly basis equal to the product of (i) one twelfth of the interest crediting rate for the calendar year and (ii) the account balance at the beginning of the month. The interest crediting rate for the calendar year is the Moody’s Aa rate for corporate bonds as of the last business day preceding the beginning of the calendar year.

•

Mr. Pizzi is immediately and fully vested in all amounts credited to his account, unless he is terminated by Tasty for “cause” or in the event of his death while unmarried. The term “cause” includes felony conviction, dishonesty, willful misconduct, misappropriation of funds and substance abuse.

•	Mr. Pizzi, or his surviving spouse, will be entitled to the payment of benefits from the SERP account on the first day of the month immediately following his death, permanent disability or retirement.

•	Benefits will be paid in a lump sum equal to the account balance as of the end of the month preceding payment to him.

•

In the event of a change of control, Mr. Pizzi is guaranteed 3 additional annual contribution credits; provided, however, this guarantee is reduced for each year after a change in control that he remains employed and receives such credits. In no event is the guarantee of the additional contribution credits applicable for any years after the calendar year in which he attains age 62.

•	Amounts deferred under the SERP for Mr. Pizzi after December 31, 2004, will be subject to the distribution restrictions of Section 409A.

Employment and Change of Control Agreements. Mr. Pizzi has an agreement with Tasty which provides for employment over a certain term and includes certain perquisites, severance and change of control payments upon certain triggering events. Ms. Bayles and Mr. Weilheimer have change of control agreements with Tasty which provide for change of control payments upon certain triggering events. For Messrs. Pizzi and Weilheimer and Ms. Bayles, the following provisions apply to their agreements:

•

Each agreement is limited by the provision that in no event shall the aggregate amount of the benefits payable to Mr. Pizzi and all other senior executives of Tasty as a result of a change of control exceed three percent (3%) of the total transaction value for such change of control. In the event the aggregate amount of compensation benefits payable on a change of control would exceed this limit, the amount of benefits payable to each of Mr. Pizzi and the other senior executives will be proportionally reduced. The aggregate amount of the compensation benefits payable does not include the value of any unvested equity awards that vest upon a change of control.

•	A “Change of Control” generally will be deemed to have occurred:

•

upon any change of control that would be required to be reported in response to Item 6(e) of Schedule 14A or Item 5.01 of Form 8-K (or any successor provisions thereto) promulgated under the Securities Exchange Act of 1934, as amended;

•	upon the acquisition of beneficial ownership by any person or group of 25% or more of the combined voting power of Tasty’s outstanding voting shares;

•	if the directors who constitute the “Incumbent Board” (as that term is defined in the agreements) cease to be a majority of the Board during any 2-year period;

•	the consummation of a sale of all or substantially all of Tasty’s assets; or

•

upon a reorganization, merger, consolidation, division or issuance of securities unless (i) not less than 60% of Tasty’s outstanding equity securities is owned by the same holders in the same proportion as before the transaction and (ii) at least a majority of the surviving Board were members of the “Incumbent Board” (as that term is defined in the agreements).

Charles P. Pizzi, President and Chief Executive Officer – Mr. Pizzi’s Amended and Restated Employment Agreement, dated as of July 27, 2006, as amended (“Employment Agreement”), contains the following material terms:

•	Term is from July 27, 2006 though July 27, 2009, and it renews each year for a 3 year term unless either party gives notice of non-renewal at least 90 days prior to July 27 of each year;

•	Base salary of no less than $400,000 per annum, the amount of which shall be determined from time to time by the Board of Directors;

•	Mr. Pizzi is entitled to participate in the Annual Incentive Plan (“AIP”) and such other benefit, compensation or incentive plans adopted by Tasty;

•

Mr. Pizzi is entitled to reimbursement for (i) membership fees in 2 business or country clubs, subject to the approval of the Compensation Committee; (ii) reimbursement for up to $10,000 per year for personal professional services, such as financial and legal services; and (iii) $2,000,000 of life insurance;

•	Tasty may terminate Mr. Pizzi for “Cause” or “Without Cause,” as defined in the Employment Agreement;

•	If terminated by Tasty for “Cause,” Mr. Pizzi would be entitled to receive any vested non-restricted equity awards;

•

If terminated by Tasty “Without Cause” or by Mr. Pizzi for “Good Reason,” as such terms are defined in the Employment Agreement, Mr. Pizzi would be entitled to (i) a lump sum payment equal to his salary over the remaining term of the Employment Agreement (i.e., 2-3 times base salary); (ii) a lump sum payment equal to 2 times the greater of (x) his target bonus for the fiscal year in which the termination occurred or (y) the average of the annual bonuses paid or payable during the 2 prior years (the greater of these amounts, the “AIP Bonus”); (iii) medical and life insurance benefits for the remaining term of the Employment Agreement (i.e., between 24 and 36 months); and (iv) a lump sum payment equal to the contributions to his Supplemental Executive Retirement Plan (“SERP”) for the remaining term of the Employment Agreement (i.e., between 24 and 36 months), which contributions will be based on his base salary and bonus for the year that preceded the year of his termination;

•

If terminated by Tasty in connection with or following a “Change of Control,” as such term is defined in the Employment Agreement, Mr. Pizzi would be entitled to receive (i) a lump sum payment equal to 3 times base salary; (ii) a lump sum payment equal to 3 times the AIP Bonus (as defined above); (iii) medical and life insurance benefits for 36 months; and (iv) a lump sum payment equal to the SERP contributions for 36 months, which contributions will be based on his base salary and bonus for the year that preceded the year in which the “Change of Control” occurred;

•

After a “Change of Control” Mr. Pizzi would have the right to self-terminate within a period of 6-18 months after the event and to receive the “Change of Control” payments and benefits described immediately above;

•	If a “Change of Control” occurs, all unvested equity awards would become vested and all restrictions will lapse;

•

If any payments made following a “Change of Control” exceed certain limits, Section 280G of the Internal Revenue Code imposes an excise tax on the employee. The cost of this excise tax, including related tax gross-ups, would be borne by Tasty if it exceeds $25,000;

•

If any payments to Mr. Pizzi must be delayed for 6 months following his termination because of the requirements of Section 409A, Tasty will pay Mr. Pizzi interest on the delayed payments equal to the Moody’s Aa rate for corporate bonds as of the last business day preceding the beginning of the year in which such payments would have otherwise been paid to him; and

•	Mr. Pizzi is prohibited from competing with Tasty or soliciting its customers or employees for a period of 2 years if payments are made following termination.

Autumn R. Bayles, Senior Vice President, Strategic Operations – Ms. Bayles’ Change of Control Agreement, dated July 27, 2006 (the “Bayles Agreement”), contains the following material terms:

•

If terminated “Without Cause” (as defined in the Bayles Agreement) within 1 year following a “Change of Control” or otherwise in connection with or relating to a “Change of Control,” Ms. Bayles would receive: (i) 1 times base salary payable over 12 months; (ii) lump sum payment of 1 times the greater of (x) her target bonus for the fiscal year in which the Change of Control occurred or (y) the average of the annual bonuses paid or payable during the 2 prior years; and (iii) medical and life insurance benefits for 12 months;

•

Ms. Bayles has the right to self-terminate for (i) “Good Reason” (as such term in defined in the Bayles Agreement) within 1 year following a “Change of Control” or otherwise in connection with or relating to a “Change of Control,” or (ii) for any reason between 6-12 months following a “Change of Control;” and, in the event of such self-termination, Ms. Bayles would receive the “Change of Control” payments and benefits described immediately above;

•	If a “Change of Control” occurs, all unvested equity awards would become vested and all restrictions will lapse;

•

If any payments to Ms. Bayles must be delayed for 6 months following her termination because of the requirements of Section 409A, Tasty will pay Ms. Bayles interest on the delayed payments equal to the Moody’s Aa rate for corporate bonds as of the last business day preceding the beginning of the year in which such payments would have otherwise been paid to her; and

•	Ms. Bayles is prohibited from competing with Tasty or soliciting its customers or employees for 1 year if payments are made following termination.

If Ms. Bayles were terminated not in connection with or relating to a “Change of Control” and not for “Cause,” she would be eligible to receive severance benefits under Tasty’s Severance Pay Plan equal to 2 days of pay for every year of service and one week of pay for every $12,500 of base compensation.

Laurence Weilheimer, Senior Vice President, General Counsel and Corporate Secretary - Mr. Weilheimer’s Amended and Restated Change of Control Agreement, dated July 27, 2006 (the “Weilheimer Agreement”), contains the following material terms:

•

If terminated “Without Cause” (as defined in the Weilheimer Agreement) within 1 year following a “Change of Control” or otherwise in connection with or relating to a “Change of Control,” Mr. Weilheimer would receive: (i) 1 times base salary payable over 12 months; (ii) lump sum payment of 1 times the greater of (x) his target bonus for the fiscal year in which the Change of Control occurred or (y) the average of the annual bonuses paid or payable during the 2 prior years; and (iii) medical and life insurance benefits for 12 months;

•

Mr. Weilheimer has the right to self-terminate for (i) “Good Reason” (as such term in defined in the Weilheimer Agreement) within 1 year following a “Change of Control” or otherwise in connection with or relating to a “Change of Control,” or (ii) for any reason between 6-12 months following a “Change of Control;” and, in the event of such self-termination, Mr. Weilheimer would receive the “Change of Control” payments and benefits described immediately above;

•	If a “Change of Control” occurs, all unvested equity awards would become vested and all restrictions will lapse;

•

If any payments to Mr. Weilheimer must be delayed for 6 months following his termination because of the requirements of Section 409A, Tasty will pay Mr. Weilheimer interest on the delayed payments equal to the Moody’s Aa rate for corporate bonds as of the last business day preceding the beginning of the year in which such payments would have otherwise been paid to him; and

•	Mr. Weilheimer is prohibited from competing with Tasty or soliciting its customers or employees for 1 year if payments are made following termination.

If Mr. Weilheimer were terminated not in connection with or relating to a “Change of Control” and not for “Cause,” he would be eligible to receive severance benefits under Tasty’s Severance Pay Plan equal to 2 days of pay for every year of service and one week of pay for every $12,500 of base compensation.

Employment Arrangement with Paul D. Ridder, Senior Vice President and Chief Financial Officer – Mr. Ridder does not have a formal written agreement with Tasty detailing his terms of employment and he is not a named executive officer. A brief summary of Mr. Ridder’s compensatory arrangement with Tasty as of March 28, 2010 is that (i) he has a fixed annual salary of $240,000; (ii) he is eligible to participate in the AIP to earn a cash incentive award with a target of 35% of his salary (see description of the AIP above for more details); (ii) he is eligible to participate in Tasty’s long term incentive plans under which equity-based and other performance-based awards may be granted at the discretion of the Compensation Committee; and (iv) he has a written change of control agreement with Tasty that contains essentially the same terms as those described above for Ms. Bayles and Mr. Weilheimer.

OWNERSHIP OF TASTY BAKING COMPANY COMMON STOCK

The following table sets forth certain information regarding beneficial ownership of Tasty’s common stock as of March 17, 2010, by (i) each person who is known by Tasty to beneficially own more than five percent of Tasty’s common stock, (ii) each of Tasty’s directors, including nominee directors, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all executive officers and directors as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)(3)		Percent of Shares
Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	699,175	(4)	8.11
Wells Fargo & Company 420 Montgomery Street San Francisco, CA 94163	494,515	(5)	5.73
Mark G. Conish	2,700	(6)	*
James C. Hellauer	15,849	(7)	*
Ronald J. Kozich	25,599	(8)	*
James E. Ksansnak	98,349	(9)	1.14
James E. Nevels	50,852	(10)	*
Charles P. Pizzi	397,700	(11)	4.53
Mark T. Timbie	5,179	(12)	*
Judith M. von Seldeneck	42,535	(13)	*
David J. West	14,349	(14)	*

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)(3)		Percent of Shares
Autumn R. Bayles	89,869	(15)	1.04
Laurence Weilheimer	53,215	(16)	*
All directors and executive officers as a group (14 persons)	946,528		10.62

*	Representing less than 1% of the stock
(1)	Unless otherwise indicated, the address for each beneficial owner is c/o Tasty Baking Company, Three Crescent Drive, Suite 200, Philadelphia, PA 19112.
(2)

Based on information furnished to Tasty by the respective shareholders, or contained in filings made by the shareholders with the Securities and Exchange Commission (“SEC”). For purposes of this table, if a person has or shares voting or investment power with respect to any shares, they are considered beneficially owned by that person under rules of the SEC. The table also includes shares of common stock which are the subject of stock options held by certain officers and directors to the extent presently exercisable or exercisable within sixty days of March 17, 2010. In addition, the table includes deferred stock units of Tasty common stock (“DSUs”) that the directors had credited to their accounts under the Deferred Stock Unit Plan for Directors to the extent presently vested or which will vest within sixty days of March 17, 2010. A detailed description of this plan is provided under “Compensation of Directors.” Those shares underlying stock options and DSUs are deemed outstanding for the purpose of computing the percentage ownership of those officers and directors individually and all directors and executive officers as a group.

(3)

This table includes shares of common stock received pursuant to restricted stock awards granted under Tasty’s various long term incentive plans, which awards vest over time. These shares are subject to forfeiture if the employment of the executive officer is terminated prior to vesting.

(4)

Based on a Schedule 13G filed by Dimensional Fund Advisors Inc. (“Dimensional”), an investment advisor, with the SEC on February 8, 2010. The Schedule 13G discloses that Dimensional has sole voting power over 695,338 shares and sole investment power over 699,175 shares. Dimensional disclaims beneficial ownership of all 699,175 shares.

(5)

Based on a Schedule 13G filed by Wells Fargo & Company (on its own behalf and on behalf of its subsidiaries Wachovia Bank, National Association; Wells Fargo Bank, N.A.; and Wells Fargo Advisors, LLC.) (“Wells Fargo”) with the SEC on January 26, 2010. The Schedule 13G discloses Wells Fargo has sole voting power over 92,000 shares, shared voting power over 402,515 shares, sole investment power over 1,000 shares and shared investment power over 402,515 shares.

(6)	Includes 2,000 shares of restricted stock held by Mr. Conish that are subject to vesting. Does not include 8,349 DSUs because they will not vest within sixty days of March 17, 2010.
(7)

Includes (i) presently exercisable options to purchase 5,000 shares (@ $8.65 per share) held by Mr. Hellauer; and (ii) 8,349 DSUs that may be converted to an equal number of shares if Mr. Hellauer were to retire as a director after May 12, 2010.

(8)

Includes (i) presently exercisable options to purchase 10,000 shares (@ $10.78 per share) held by Mr. Kozich, and (ii) 8,349 DSUs that may be converted to an equal number of shares upon his retirement as a director.

(9)

Includes (i) presently exercisable options to purchase 15,000 shares (@ $10.78 per share) held by Mr. Ksansnak, and (ii) 8,349 DSUs that may be converted to an equal number of shares upon his retirement as a director. Also includes 75,000 shares held by the Revocable Trust of James Ksansnak, dated September 9, 2009. By virtue of his power to revoke this trust, Mr. Ksansnak shares voting and investment power with the trustee of the trust.

(10)

Includes presently exercisable options to purchase 5,000 shares (@ $8.65 per share) held by Mr. Nevels, and (ii) 8,349 DSUs that may be converted to an equal number of shares if Mr. Nevels were to retire as a director after May 12, 2010. Also includes 1,034 shares held by the James E. Nevels and Lourene A. Nevels Foundation.

(11)

Includes (i) presently exercisable options to purchase 160,000 shares (25,000 shares @ $11.30 per share; 50,000 shares @ $8.60 per share and 85,000 shares @ $10.78 per share) held by Mr. Pizzi, and (ii) 186,000 shares of restricted stock that are subject to vesting. Also includes 152 shares held by Mr. Pizzi in Tasty’s 401(k) Plan as of March 17, 2010.

(12)	Includes 2,000 shares of restricted stock held by Mr. Timbie that are subject to vesting. Does not include 7,786 DSUs because they will not vest within sixty days of March 17, 2010.
(13)

Includes (i) presently exercisable options to purchase a total of 23,875 shares (9,375 shares @ $11.60 per share; 7,500 shares @ $11.50 per share and 7,000 shares @ $10.78 per share) held by Ms. von Seldeneck, and (ii) 8,349 DSUs that may be converted to an equal number of shares upon her retirement as a director.

(14)

Includes (i) presently exercisable options to purchase 5,000 shares (@ $10.24 per share) held by Mr. West, and (ii) 8,349 DSUs that may be converted to an equal number of shares upon his retirement as a director.

(15)

Includes (i) presently exercisable options to purchase 5,000 shares (@ $10.78 per share) held by Ms. Bayles, and (ii) 73,000 shares of restricted stock that are subject to vesting. Also includes 57 shares held by Ms. Bayles in Tasty’s 401(k) Plan as of March 17, 2010.

(16)	Includes 50,500 shares of restricted stock held by Mr. Weilheimer that are subject to vesting.

PROPOSAL NO. 2

APPROVAL OF THE AMENDED AND RESTATED TASTY BAKING COMPANY

2006 LONG TERM INCENTIVE PLAN

On February 26, 2010 the Board of Directors of Tasty approved an amendment and restatement to the Tasty Baking Company 2006 Long Term Incentive Plan, subject to shareholder approval. The Board of Directors is submitting this Amended and Restated Tasty Baking Company 2006 Long Term Incentive Plan (the “Amended Plan”) for shareholder approval and recommends that it be approved by shareholders. If the Amended Plan is not approved by shareholders, the original terms of the Tasty Baking Company 2006 Long Term Incentive Plan (the “2006 LTIP”) will continue to apply, and Tasty may issue awards for any shares remaining available for grant under the 2006 LTIP.

The 2006 LTIP was approved by shareholders at the 2006 Annual Meeting. The 2006 LTIP authorizes the Compensation Committee of the Board of Directors (“Committee”) to grant equity-based and other performance-based awards to directors, officers and employees of, or consultants or advisors to, Tasty or its subsidiaries. As of March 17, 2010, 3,600 shares remain available for grant under the 2006 LTIP. Given the limited number of shares remaining available for future grants, the Board of Directors believes shareholder approval of the Amended Plan is necessary to enable Tasty to provide additional equity compensation grants to motivate, attract and retain key employees and directors in the coming years. In addition, as noted below in the summary of the proposed amendments, several other changes have been made that are designed to serve shareholders’ interests and facilitate good corporate governance.

Proposed Amendments

Set forth below is a summary of the material amendments to the 2006 LTIP that are contained in the Amended Plan:

•	Increase the authorized number of shares of common stock reserved and available for grant by 300,000 shares.

•

The Amended Plan adds a “clawback” provision that permits the Committee to cancel any award or recover any cash or stock previously paid in settlement of an award if obtained based on financial statements that have been subsequently restated by Tasty whereby the participant would not have been entitled to the benefit based on the restated financial statements.

•

Expand the existing prohibition on repricing of stock options to now also prohibit (without first obtaining shareholder approval) other common means by which to effectively reprice outstanding awards, such as cancelling outstanding awards with an exercise price greater than the fair market value of the common stock and then granting new awards at a lower exercise price.

•

The Amended Plan adds a restriction that (i) Performance Shares (as defined below) are subject to a minimum vesting requirement of at least 1 year, and (ii) stock awards that are not Performance Shares are subject to a time-based vesting requirement that vests the award no earlier than over a period of 3 years, each of which are subject to limited exceptions upon death, disability, retirement or a change of control.

•

Limit the maximum number of shares of common stock with respect to which awards may be granted in any fiscal year to any participant to 100,000 shares; whereas the 2006 LTIP only limited the number of stock options and stock appreciation rights that could be awarded during a fiscal year.

•

With regard to all stock options and stock appreciation rights (“SARs”), the (i) exercise period must be less than or equal to ten years from the date of grant and (ii) exercise price must be at or above the fair market value on the date of grant; whereas under the 2006 LTIP these limitations only applied to awards qualifying as tax-qualified incentive stock options and SARs issued in tandem with tax-qualified incentive stock options.

•

Permit future awards under the Amended Plan to qualify (if structured properly) for an exemption from the $1 million deduction limit under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), without seeking further shareholder approval. This is being accomplished by adding specific rules to the Amended Plan reflecting the requirements set forth in Treasury regulations under Section 162(m) of the Code, and also adding a requirement that the Plan must be reapproved by shareholders at the first meeting of shareholders in the year 2015 to permit awards granted after that meeting to qualify under Section 162(m). See discussion of “Federal Tax Consequences of the Amended Plan” below for details regarding Section 162(m) of the Code.

•

Amend the definition of “Change of Control” by increasing the threshold for certain of the triggers to now require (i) 30% beneficial ownership as opposed to 25% beneficial ownership under the 2006 LTIP, and (ii) the actual consummation of a reorganization, merger, consolidation, division or issuance of securities meeting certain thresholds, as opposed to the mere approval by shareholders of any such transaction.

The Amended Plan also includes certain additional clarifying and other changes to the terms of the 2006 LTIP. It is also important to note, however, that the Amended Plan does not increase the term contained in the 2006 LTIP. The full text of the Amended Plan is attached to this Proxy Statement as Appendix A, and the description of the amendments above and the summary description of the Amended Plan below are qualified in their entirety by reference to Appendix A.

Equity Burn Rate Policy

In connection with seeking approval of the Amended Plan, the Board of Directors has adopted an equity burn rate policy committing the Committee and Board to limit the number of shares of the common stock subject to equity awards that Tasty may grant over the next three fiscal years (that is, fiscal 2010, 2011 and 2012). An equity burn rate analysis is the measure of dilution that shows how rapidly a company is using its shares reserved for equity compensation plans. A company’s equity burn rate percentage is calculated as (a) the sum of (i) the total number of shares represented by stock options and stock appreciation rights granted in a fiscal year, plus (ii) 2.0 times the total number of shares of restricted stock, deferred stock units, or other full value stock awards awarded in that year, divided by (b) the weighted average number of shares outstanding during that respective year. For the three-year period 2010-2012, Tasty commits to maintain an average equity burn rate not to exceed 3.81% (which is the blended average of RiskMetrics Group’s published burn rate thresholds for 2009 and 2010). Thus, while Tasty may exceed the 3.81% equity burn rate in a given year, the policy would require that the three-year average not exceed 3.81%. Awards that are settled in cash and awards assumed in acquisitions will be excluded from the equity burn rate calculation.

Summary Description of the Amended Plan

The Amended Plan authorizes the Committee to grant equity-based and other performance-based awards to directors, officers and employees of, or consultants or advisors to, Tasty or its subsidiaries. The following is a summary of the key features of the Amended Plan.

1. Purpose. The purpose of the Amended Plan is to promote the success and enhance the value of Tasty by linking the personal interests of participants to those of Tasty’s shareholders and by providing such individuals with an incentive for outstanding performance in order to generate superior returns to shareholders. The Amended Plan is designed to give the Committee flexibility in structuring awards that will achieve these objectives.

2. Number of Shares. The aggregate number of shares reserved and available for grant under the Amended Plan is 650,000 shares (includes 300,000 shares subject to shareholder approval) of Tasty’s common stock, adjusted for any stock dividend, stock split or other subdivision or combination of the common stock. To the extent that an award terminates, is cancelled, expires, lapses or is forfeited, the shares of stock subject to the award will again be available for the grant of an award under the Amended Plan. The maximum number of shares of common stock with respect to which awards may be granted to any single participant during any one fiscal year of Tasty is 100,000. On March 17, 2010, the last trade price of the common stock on the NASDAQ Global Market was $7.24 per share.

3. Administration. The Amended Plan will be administered by the Committee. The members of the Committee must be comprised of directors who satisfy the requirements of “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and the requirements of “outside directors” within the meaning of the regulations under Section 162(m) of the Code. At present, the Committee consists of Judith M. von Seldeneck, Ronald J. Kozich, James E. Ksansnak and James E. Nevels.

4. Eligibility. The Amended Plan is structured as a broad-based incentive compensation program. Accordingly, all members of the Board, all employees of Tasty or its subsidiaries, and consultants or advisors providing services to Tasty or its subsidiaries are eligible to become participants in the Amended Plan, as determined by the Committee from time to time. As of March 17, 2010, there were 9 directors and approximately 870 employees of Tasty.

5. Term of the Amended Plan. The 2006 LTIP became effective as of March 24, 2006 and will terminate on March 24, 2016, and these dates will not change under the Amended Plan. However, the Amended Plan must be reapproved by the shareholders of Tasty no later than the first shareholders’ meeting that occurs in 2015 if, after that meeting, any performance-based awards are to be granted that seek to qualify under Section 162(m) of the Code. The Board reserves the right to terminate the Amended Plan at any time prior to March 24, 2016 without prejudice to the holders of any awards then outstanding.

6. Awards. The Amended Plan authorizes the Committee to grant a variety of incentive awards to participants, as described below. Each award shall be evidenced by a written award agreement, which shall specify the terms and conditions of the award, as determined by the Committee in its discretion, subject to the limitations set forth in the Amended Plan.

a. Stock Options. The Committee may award options to purchase a specified number of shares of common stock. Under the Amended Plan the exercise price of an option must be no less than the fair market value of the underlying shares on the date the option is awarded and the term of an option must not be greater than 10 years from the date of grant. Tax-qualified incentive stock options (“ISOs”) may be awarded to participants who are employees of Tasty or its subsidiaries. Non-qualified stock options (“NQOs”) may be awarded to employees and other participants, including members of the Board.

b. Stock Appreciation Rights. A SAR gives the participant the right to receive, at the time it is exercised by the participant, the excess (if any) of the fair market value of a specified number of shares of common stock at the time of exercise over the fair market value of the shares at the time of the award. Upon exercise, the appreciation in the value of the shares will be paid to the participant in cash, in the form of shares of common stock, or a combination thereof. The term of a SAR must not be greater than 10 years from the date of grant.

c. Stock Awards. The Committee may award shares of common stock to a participant at no cost to the participant. The award may take the form of an immediate transfer of shares which are subject to forfeiture if conditions specified by the Committee are not met (“Restricted Stock”). Alternatively, the award may take the form of a deferred transfer of shares if and when the conditions specified by the Committee are met (“Unrestricted Stock”). The criteria for avoiding forfeiture of Restricted Stock, or receiving a deferred transfer of Unrestricted Stock, may be the completion of a period of continuous employment or Board service with Tasty, or satisfaction of specified performance goals, or a combination thereof. Subject to exceptions that may be made for death, disability, retirement or change of control, stock awards that are not awards of Performance Shares are subject to a minimum vesting requirement that vests the award no earlier than over a period of 3 years. Prior to the termination of the restrictions, a participant may vote and receive dividends on the Restricted Stock unless the Committee determines otherwise, but may not sell or otherwise transfer the shares.

d. Performance Shares. The Committee may grant an award that will entitle the holder to receive a specified number of shares of common stock, or cash in lieu of shares, or a combination thereof, in connection with certain performance goals or market conditions being met (“Performance Shares”). These goals may include, for example, the price of the common stock as reported on the NASDAQ Global Market reaching one or more targeted levels, or Tasty’s earnings on a per-share basis reaching one or more targeted levels. Subject to exceptions that may be made for death, disability, retirement or change of control, awards of Performance Shares are subject to a time-based vesting requirement of at least 1 year.

The Committee may allow participants who become entitled to receive cash or unrestricted shares of common stock pursuant to awards under the Amended Plan to elect to defer receipt of the cash or shares, as the case may be, until a later date. In addition, the Committee may implement a deferred compensation program for members of the Board of Directors, whereby they can elect to receive a deferred award of shares of common stock in lieu of current cash compensation.

7. Performance-Based Awards. The Amended Plan permits the Committee to impose objective performance goals that must be met with respect to grants of Performance Shares and stock awards granted to employees under the Amended Plan, in order for the grants to qualify as performance-based compensation for purposes of Section 162(m) of the Code (see “Federal Tax Consequences of the Amended Plan” below). Prior to, or soon after the beginning of, the performance period, the Committee will establish in writing the performance goals that must be met, the applicable performance period, the amounts to be paid if the performance goals are met, and any other conditions. Performance goals set by the Committee must be objective in nature, so that a third party with knowledge of relevant facts could determine the extent to which the performance goals have been met. The Committee may provide in the award agreement that performance-based awards will be payable or restrictions on such grants will lapse, in whole or part, in the event of the grantee’s death or disability during the performance period or under other circumstances consistent with U.S. Department of Treasury regulations.

The performance goals, to the extent designed to meet the requirements of Section 162(m) of the Code, will be based on one or more of the following measures: pre- or after-tax net earnings, sales growth, operating earnings, earnings before interest, taxes, depreciation and amortization, with or without adjustments for non-recurring items or otherwise (“EBITDA”), operating cash flow, working capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stock price growth, stockholder returns, gross or net profit margin, earnings per share, price per share of stock, market share and achievement of specified operational or strategic goals, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

The Committee will not have the discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals. After the determination of Tasty’s financial results for the performance period, the Committee will determine whether the performance goals have been met for the performance period. If and to the extent that the Committee does not certify that the performance goals have been met, the grants of Performance Shares and stock awards for the performance period will be forfeited or will not be made, as applicable.

8. Interpretation. The Committee has the power to set, alter or change the rules, guidelines and regulations for the administration of the Amended Plan, and to interpret the Amended Plan and any and all guidelines, rules and regulations so adopted. The determinations by the Committee will be conclusive and binding on all Amended Plan participants and their beneficiaries.

9. Amendments. The Board may, from time to time, in its discretion, amend or supplement any provision of the Amended Plan, in whole or in part; provided however, no amendment shall be made to modify the requirements for eligibility for participation, to materially increase the benefits accruing to participants under the Amended Plan, or to increase the number of shares of common stock with respect to which awards may be granted under the Amended Plan unless approved by the shareholders of Tasty, and no amendment shall adversely affect the rights of participants under the Amended Plan with respect to outstanding awards.

10. Changes to Capital Structure. The number of shares with respect to which awards may be granted under the Amended Plan, the number of shares of common stock subject to any outstanding award, and the nature of the securities which may be issued under the Amended Plan, in each case may be subject to adjustment as a result of stock splits, stock dividends, or other subdivisions or combinations of the common stock, or reorganizations, mergers, consolidations, dividends or reclassifications affecting Tasty.

11. Change of Control. In the event of a change of control (as defined in the Amended Plan) of Tasty, or in anticipation of but subject to a change of control, the Committee, in its discretion, may accelerate the vesting of all or less than all outstanding awards. In the event of a dissolution or liquidation of Tasty, a sale of all or substantially all of its assets, a merger or consolidation in which Tasty is not the surviving entity, or in a merger having substantially the same effect, the Committee shall, in its discretion, have the power to cancel outstanding awards in exchange for cash, provide for the exchange of outstanding awards for new awards with respect to stock of the surviving entity, or a combination of the two.

12. Repricing Prohibited. Neither the Committee nor the Board of Directors may take any action without prior approval of the shareholders to reprice outstanding awards, or to cancel outstanding awards with an exercise price greater than the fair market value of the stock underlying the awards in exchange for cash, other awards or other consideration.

Federal Tax Consequences of the Amended Plan

The following is a summary of the principal federal tax consequences of the Amended Plan under the Code, based on laws and regulations in effect on the date of this proxy statement, which laws and regulations are subject to change, and does not purport to be a complete description of the federal tax aspects of the Amended Plan.

A participant does not realize taxable income upon the award of a stock option. If the option qualifies as an ISO, the participant does not realize taxable income upon exercise of the option (except for purposes of the alternative minimum tax). The maximum aggregate exercise price of shares of common stock subject to ISOs granted to any participant that can become first exercisable in any calendar year is $100,000. Provided the participant holds the common stock for at least one year and until the end of the two-year period from the date the option was awarded, the gain or loss upon the sale of the common stock will be treated as capital gain or loss. If the participant sells the stock before satisfying both of these holding period requirements, this is known as a “disqualifying disposition.” In the event of a disqualifying disposition, the lesser of (i) the excess of the fair market value of the common stock at the time of exercise over the exercise price, or (ii) the excess (if any) of the fair market value of the common stock at the time of sale over the exercise price will be taxable to the participant as ordinary income. Tasty will not be entitled to any tax deduction in connection with an ISO, except that Tasty will be entitled to a deduction equal to the amount that is taxable to the participant as ordinary income as a result of a disqualifying disposition.

If a stock option is an NQO, the participant will realize ordinary compensation income at the time of exercise equal to the excess of the fair market value of the common stock at the time of exercise over the exercise price, and Tasty will be entitled to a tax deduction for the same amount.

A participant does not realize taxable income upon the award of a SAR. The participant will realize ordinary compensation income at the time of exercise equal to the excess of the fair market value of the underlying common stock at the time of exercise over the fair market value of the common stock at the time of the award, and Tasty will be entitled to a tax deduction for the same amount.

In general, a participant does not realize taxable income upon the award of Restricted Stock; the value of the Restricted Stock will be taxable to the participant as ordinary compensation income if and when the forfeiture restrictions lapse. However, a participant may make an election under Section 83(b) of the Code (“83(b) Election”) to be taxed on the value of the Restricted Stock at the time of the award. If a participant makes an 83(b) Election, he or she will not be taxed on the Restricted Stock if and when the forfeiture restrictions lapse. A participant would make an 83(b) Election by filing a written statement with the IRS no later than 30 days after the date of the award of the Restricted Stock. A copy of that statement also must be given to Tasty, and another copy must be attached to the participant’s income tax return for the year of the award.

A participant will realize ordinary compensation income upon the receipt of Unrestricted Stock equal to the value of the Unrestricted Stock at that time.

Tasty will be entitled to a tax deduction equal to the amount which a participant must include in gross income attributable to Restricted Stock or Unrestricted Stock, at the same time that such amount is included in the participant’s gross income.

The American Jobs Creation Act of 2004 added Section 409A to the Code, generally effective January 1, 2005. Section 409A covers most programs that defer the receipt of compensation to a succeeding year. It provides strict rules for elections to defer (if any) and for timing of payouts. There are significant penalties placed on the individual employee, director or other service provider for failure to comply with Section 409A. However, it does not impact Tasty’s ability to deduct deferred compensation.

Section 409A does not apply to ISOs, NQOs (that are not discounted) and Restricted and Unrestricted Stock (provided there is no deferral of income beyond the vesting date). Section 409A also does not cover SARs if the exercise price is never less than the fair market value of the underlying stock on the date of grant and no features defer the recognition of income beyond the exercise date.

Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its chief executive officer or certain other most highly compensated officers in excess of $1 million in any year. However, qualified performance-based compensation is excluded from the $1 million deductibility limit, and therefore qualified performance-based compensation remains fully deductible by the corporation that pays it. It is Tasty’s intent that options and SARs granted under the Amended Plan will be qualified performance-based compensation. Certain other awards granted under the Amended Plan may be designated as qualified performance-based compensation if the Committee conditions such grants on the achievement of specific performance goals in accordance with the requirements of Section 162(m) of the Code.

Awards Under the Plan

Due to the discretion of the Committee to make the awards under the Amended Plan, the benefits to be received by or allocated to the named executive officers, the non-employee directors, the current executive officers as a group and all employees (other than the current executive officers) as a group, cannot be determined. No awards to any individuals have been made that are contingent on the approval of the Amended Plan by shareholders. While the Committee selected certain performance measures it will consider for grants in 2010 and 2011 should the Amended Plan be approved by shareholders, consistent with past practice under the 2006 LTIP the Committee did not select the employees who would participate or allocate the number of shares to be awarded to participants as the recipients of the awards, the total number of shares to be awarded and the specific awards (if any) will remain subject to the discretion of the Committee, subject to ratification of the Board of Directors.

See the narrative following the Summary Compensation table beginning on page 16 under the heading “Long Term Incentive Compensation” for more information on these actions of the Compensation Committee and Board with regard to these potential future awards under the Amended Plan. Information about historic grants of awards under the 2006 LTIP as of March 17, 2010 to the named executive officers and the current executive officers as a group can be found in the footnotes to the table above under the heading “Outstanding Equity Awards at Fiscal Year-End.” As of March 17, 2010, no awards under the 2006 LTIP have been made to non-employee directors, while 91,300 shares subject to awards have been made to all employees (other than the current executive officers) as a group under the 2006 LTIP. This disclosure of shares subject to awards granted under the 2006 LTIP excludes awards that have been cancelled or forfeited.

Tasty has historically issued Deferred Stock Units (“DSUs”) to directors from its 2003 Long Term Incentive Plan and expects to continue issuances in this manner. However, if Tasty awards all of the remaining shares under the 2003 Long Term Incentive Plan (29,994 shares remain available for issuance as of March 17, 2010), then Tasty would expect to issue the DSUs from the Amended Plan. See “Compensation of Directors” above for more information on the Deferred Stock Unit Plan for Directors.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information about Tasty’s equity compensation plans as of December 26, 2009, including the Management Stock Purchase Plan, the 1994 Long Term Incentive Plan, the 1997 Long Term Incentive Plan, the 2003 Long Term Incentive Plan and the 2006 Long Term Incentive Plan.

	(a)		(b)		(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	363,298	(1)	$9.52	(2)	150,844	(4)(5)
Equity compensation plans not approved by security holders (3)	20,875	(3)	$11.56	(3)	—

(1)	Includes 65,798 deferred stock units.
(2)	Calculation does not include 65,798 deferred stock units for which there is no exercise price.
(3)

There was one award of 4,000 shares of Tasty’s common stock to Mr. Pizzi as an inducement to his commencing employment with Tasty. The balance, 16,875 shares, represents options to purchase Tasty’s common stock granted to a non-employee director. The calculation of the weighted average exercise price does not include the 4,000 shares.

(4)

Of the 150,844 shares remaining available for issuance as of December 26, 2009, 29,744 shares were available from the 2003 Long Term Incentive Plan and 121,100 shares were available from the 2006 Long Term Incentive Plan.

(5)

As of March 17, 2010, 33,594 shares of Tasty’s common stock remain available for issuance under Tasty’s 2003 and 2006 Long Term Incentive Plans after forfeitures of 7,750 shares from employees who departed after December 26, 2009 (7,500 were from the 2006 Long Term Incentive Plan) and the grant of 125,000 shares of restricted stock on March 11, 2010. As of March 17, 2010, 3,600 shares of Tasty’s common stock remain available for issuance under Tasty’s 2006 Long Term Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDED AND RESTATED TASTY BAKING COMPANY 2006 LONG TERM INCENTIVE PLAN.

REPORT OF THE AUDIT COMMITTEE

The purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors in its oversight of (a) the integrity of Tasty’s financial statements; (b) the qualifications and independence of Tasty’s independent registered public accounting firm; (c) the performance of the independent registered public accounting firm and Tasty’s internal audit personnel; and (d) Tasty’s compliance with legal and regulatory requirements. Management has primary responsibility for the financial statements, reporting process and internal controls. Tasty’s independent registered public accounting firm is responsible for auditing the financial statements in accordance with generally accepted auditing standards and issuing an opinion as to whether Tasty’s financial statements are, in all material respects, presented fairly in conformity with generally accepted accounting principles. The Committee operates according to a written charter that is available on Tasty’s website at www.tastykake.com under the “Investors, Corporate Governance” headings.

The Committee’s duties and responsibilities are outlined in its Charter and include, among other things, (i) the review of Tasty’s financial statements and the independent audit process; (ii) the review of critical accounting policies and practices used by Tasty; (iii) the review of the effect of any proposed changes in accounting principles or practices upon Tasty; (iv) the consideration and review of Tasty’s assessment of the effectiveness of its internal accounting controls; and (v) the selection, retention and termination of Tasty’s independent registered public accounting firm. In addition, the Committee reviews with management and Tasty’s independent registered public accounting firm the financial statements to be included in Tasty’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K, including the “Management’s Discussion and Analysis” section thereof.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, the Committee reviewed and discussed management’s evaluation of Tasty’s system of internal control over financial reporting. As part of this process, the Committee examined management’s progress in testing and evaluating the system of internal control over financial reporting and was provided periodic updates from management and the independent registered public accounting firm on the status of such testing and evaluation. The Committee reviewed and discussed with management and with the independent registered public accounting firm the effectiveness of Tasty’s internal control over financial reporting as well as management’s report and the independent registered public accounting firm’s attestation on the subject.

In fulfilling its responsibilities, the Committee has reviewed and discussed with Tasty’s independent registered public accounting firm, PricewaterhouseCoopers LLP, and management, Tasty’s audited consolidated financial statements for the fiscal year ended December 26, 2009. The Committee has also discussed with the independent registered public accounting firm such matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Committee has received written disclosures and a letter from the independent registered public accounting firm as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered accounting firm’s communications with the Committee concerning independence, and has discussed with the independent registered public accounting firm their independence.

Based upon the Committee’s review and discussion of the foregoing information and in accordance with the provisions of its Charter, the Committee recommended to the Board of Directors that the consolidated financial statements of Tasty for the fiscal year ended December 26, 2009, as audited by PricewaterhouseCoopers, be included in Tasty’s Annual Report on Form 10-K for the fiscal year ended December 26, 2009, and filed with the Securities and Exchange Commission.

The Committee’s recommendations were made to the Board of Directors and, after due consideration, were approved as presented.

THE AUDIT COMMITTEE
RONALD J. KOZICH, CHAIR
MARK G. CONISH
JAMES C. HELLAUER
JAMES E. KSANSNAK

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders will be asked to ratify the selection by the Audit Committee of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending December 25, 2010. PricewaterhouseCoopers LLP currently serves as Tasty’s independent registered public accounting firm. Representatives of the firm will be present at the Annual Meeting, will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions by shareholders concerning the accounts of Tasty.

Although the submission to shareholders of the selection of PricewaterhouseCoopers LLP is not required by law or Tasty’s Amended and Restated By-Laws, the Audit Committee believes it is appropriate to submit this matter to shareholders to allow a forum for shareholders to express their views with regard to the Audit Committee’s selection. The Audit Committee retains the sole authority to select and replace Tasty’s independent registered public accounting firm at any time. In the event shareholders do not ratify the selection, the Audit Committee may reconsider the selection of PricewaterhouseCoopers LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Fees Paid to the Independent Registered Public Accounting Firm

During the fiscal years ended December 26, 2009 and December 27, 2008, professional services were performed for Tasty by PricewaterhouseCoopers LLP, Tasty’s independent registered public accounting firm. Set forth below is information relating to the aggregate fees billed by PricewaterhouseCoopers for professional services rendered for each fiscal year. All fees and services were pre-approved by the Audit Committee.

Audit Fees. The aggregate fees billed, or expected to be billed, for PricewaterhouseCoopers’ audit of Tasty’s annual financial statements, audit of Tasty’s internal control over financial reporting, review of the financial statements included in Tasty’s Form 10-Q filings, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements were $560,000 and $544,000 for fiscal 2009 and 2008, respectively.

Audit-Related Fees. During fiscal 2009 and 2008, PricewaterhouseCoopers did not perform any services for assurance or related services on behalf of Tasty that were reasonably related to the performance of the audit or review of Tasty’s financial statements and are not reported under “Audit Fees” during fiscal 2009 and 2008.

Tax Fees. PricewaterhouseCoopers did not perform any tax services for Tasty in either fiscal 2009 or 2008.

All Other Fees. Tasty paid $2,500 during fiscal 2009 and $2,463 during fiscal 2008 for the use of accounting and research software provided by PricewaterhouseCoopers.

Pre-Approval Policy for Services by Independent Registered Public Accounting Firm

The Audit Committee has implemented procedures for the pre-approval of all engagements of Tasty’s independent registered public accounting firm for both audit and permissible non-audit services, including the fees and terms of each engagement. The Audit Committee annually meets with the independent registered public accounting firm and reviews and pre-approves all audit and audit-related services prior to the commencement of the audit engagement. For permissible non-audit services, the Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee and the Chairman reviews the nature and terms of any proposed engagement of the independent registered public accounting firm. The Chairman will discuss the matter with management and, as necessary, with the independent registered public accounting firm, prior to making any determination to approve or reject any such engagement. Any approvals of non-audit services are then reported by the Chairman at the next Audit Committee meeting for approval by the Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Tasty’s executive officers, directors and 10% shareholders are required under the Securities Exchange Act of 1934 to file reports of ownership and change in ownership with the Securities and Exchange Commission. Copies of these reports must also be furnished to Tasty.

Based solely on review of the copies of such reports furnished to Tasty, or written representations that no reports were required, Tasty believes that during 2009 its executive officers, directors and 10% holders complied with all filing requirements except that for Mr. Nevels, due to administrative error a late Form 4 was filed reporting the acquisition of Deferred Stock Units, and a late Form 4 was filed reporting two transactions, each of which individually was a small acquisition under Rule 16a-6 under the Exchange Act.

SHAREHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

Shareholder Proposals for Inclusion in the 2011 Proxy Statement

Shareholders of Tasty are entitled to submit proposals to be included in Tasty’s proxy materials for the Annual Meeting of Shareholders in 2011, provided that these matters are appropriate for shareholder action and that the shareholder complies with the requirements of Rule 14a-8 of the Exchange Act. To be eligible for inclusion, shareholder proposals must be received by the Corporate Secretary of Tasty (see address below) no later than December 1, 2010.

Director Nominations and Other Shareholder Proposals for Presentation at the 2011 Annual Meeting

Tasty’s Amended and Restated By-Laws require advanced notice of any proposal of business to be brought before an annual meeting by a shareholder that will not be included in Tasty’s proxy materials, including any such proposal for the nomination for election of a director. Any such shareholder proposal must be a matter appropriate for shareholder action that complies with the procedural requirements of Tasty’s Amended and Restated By-Laws and for which written notice is received by the Corporate Secretary of Tasty (see address below) not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting (unless the date of the next Annual Meeting has been changed by more than 30 days from the first anniversary date, in which case the Amended and Restated By-Laws provide alternative dates for timeliness). Accordingly, any shareholder who wishes to have a nomination or other business considered by shareholders at the 2011 Annual Meeting must deliver written notice to the Corporate Secretary (containing the information required by the Amended and Restated By-Laws) no earlier than the close of business on January 7, 2011, and no later than February 6, 2011. Any proposal received outside of these dates will be considered untimely. For proposals that are timely filed, Tasty retains discretion to vote proxies it receives provided (i) Tasty includes in its proxy statement advice on the nature of the proposals and how it intends to exercise its voting discretion, and (ii) the proponent does not issue a proxy statement in accordance with the procedures under Section 14a-4(c)(2) of the Exchange Act.

The above summary sets forth the procedures by which proposals may be properly brought before and voted upon at Tasty’s Annual Meeting of Shareholders. All shareholder proposals and notices should be directed to the Corporate Secretary of Tasty at Three Crescent Drive, Suite 200, Philadelphia, Pennsylvania 19112 or by calling (215) 221-8500 and asking for the Corporate Secretary.

OTHER BUSINESS

The Board of Directors does not know of any other business to come before the meeting. However, if any additional matters are presented at the Annual Meeting, it is the intention of persons named in the accompanying proxy to vote the proxy in accordance with their judgment on those matters.

SHAREHOLDERS SHARING THE SAME ADDRESS

In order to reduce printing and postage costs, in certain cases Tasty may send only one copy of its annual report and proxy statement to shareholders of record sharing the same address. Tasty will not use this practice, known as “householding,” if Tasty is notified that one or more of these shareholders wishes to continue receiving individual copies. If any shareholder of record residing at such address wishes to receive a separate annual report or proxy statement for this Annual Meeting or in the future, he or she may contact Tasty’s Corporate Secretary, and Tasty will promptly deliver a separate copy of the documents requested. If a shareholder of record is receiving multiple copies of the annual report and proxy statement, the shareholder can request householding by contacting Tasty’s Corporate Secretary. The Corporate Secretary may be contacted by writing to Tasty Baking Company, Attn: Corporate Secretary, Three Crescent Drive, Suite 200, Philadelphia, Pennsylvania 19112 or by calling (215) 221-8500 and asking for the Corporate Secretary.

Shareholders who participate in householding will continue to receive individual proxy cards. Also, householding will not affect dividend check mailings. Beneficial owners (i.e., shares are held in the name of a broker, bank or other nominee) can request information about householding from their broker, bank or other nominee of record.

ANNUAL REPORT ON FORM 10-K FILED WITH

SECURITIES AND EXCHANGE COMMISSION

A COPY OF TASTY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 26, 2009, MAY BE OBTAINED, WITHOUT CHARGE, BY ANY SHAREHOLDER, UPON WRITTEN REQUEST DIRECTED TO THE CORPORATE SECRETARY OF TASTY AT THREE CRESCENT DRIVE, SUITE 200, PHILADELPHIA, PENNSYLVANIA 19112.

BY ORDER OF THE BOARD OF DIRECTORS

Laurence Weilheimer
Senior Vice President, General Counsel and
Corporate Secretary

APPENDIX A

AMENDED AND RESTATED TASTY BAKING COMPANY

2006 LONG TERM INCENTIVE PLAN

ARTICLE 1

PURPOSE

1.1 GENERAL. The purpose of the Amended and Restated Tasty Baking Company 2006 Long Term Incentive Plan (the “Plan”) is to promote the success and enhance the value of Tasty Baking Company (the “Company”) by linking the personal interests of the members of the Board and its employees, officers and executives to those of Company shareholders and by providing such individuals with an incentive for outstanding performance in order to generate superior returns to shareholders of the Company. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, employees, officers, and executives of, and consultants and advisors to, the Company upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. For purposes of this Plan, “Company” shall be deemed to include subsidiaries of Tasty Baking Company, unless the context requires otherwise.

ARTICLE 2

EFFECTIVE DATE AND TERM

2.1 EFFECTIVE DATE. The Plan was originally effective as of March 24, 2006, the date it was approved by the Board (the “Effective Date”), and was approved by the Company’s shareholders on May 11, 2006. The Plan, as hereby amended and restated, shall be effective as of the date it is approved by the Company’s shareholders. If the shareholders fail to approve the Plan as hereby amended and restated, the Plan shall continue in the form originally adopted.

2.2 Term. Unless sooner terminated by the Board, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date, and no Awards may be granted under the Plan thereafter. The termination of the Plan shall not affect any Award that is outstanding on the termination date, without the consent of the Participant.

ARTICLE 3

DEFINITIONS AND CONSTRUCTION

3.1 DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Sections 1.1 or 2.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Unrestricted Stock Award, Performance Share Award or Performance-Based Award granted to a Participant under the Plan.

(b) “Award Agreement” means a writing, in such form as the Committee in its discretion shall prescribe, evidencing an Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” means (except as otherwise provided in an Award Agreement) if the Committee, in its reasonable and good faith discretion, determines that the Participant (i) fails to substantially perform his duties (other than as a result of Disability), after the Board or the executive to whom the Participant reports delivers to the Participant a written demand for substantial performance that specifically identifies the manner in which the Participant has not substantially performed his duties; (ii) engages in dishonesty, willful misconduct or gross negligence that is materially injurious to the Company; (iii) breaches his duty of loyalty to the Company; (iv) has removed without authorization from the premises of the Company a document (of any media or form) relating to the Company or the customers of the Company; or (v) has committed a felony or a serious crime involving moral turpitude. Any rights the Company may have hereunder in respect of the events giving rise to Cause shall be in addition to the rights the Company may have under any other agreement with the Participant or at law or in equity. If, subsequent to a Participant’s termination of employment or services, it is discovered that such Participant’s employment or services could have been terminated for Cause, the Participant’s employment or services shall, at the election of the Board, in its sole discretion, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred.

(e) “Change of Control” shall mean the occurrence of any of the following events: (i) any change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A or Item 5.01 of Form 8-K promulgated under the Exchange Act (or any successor provisions thereto); (ii) the acquisition by any person or group of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of thirty percent (30%) or more of the combined voting power of the Company’s outstanding securities then entitled to vote generally in the election of directors, excluding however acquisitions by the Company or any of its subsidiaries, or any employee benefit plan sponsored or maintained by the Company, or by a corporation pursuant to a reorganization, merger, consolidation, division or issuance of securities if the conditions described in clauses (v)(A) and (B) below are satisfied; (iii) individuals who constitute the Board as of the date hereof (“Incumbent Board”), cease for any reason to constitute at least a majority of the Board during any twenty-four (24) month period; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; (iv) the Board shall approve the sale of all or substantially all of the assets of the Company or recommend the adoption of a plan of complete liquidation or dissolution of the Company; or (v) upon consummation of a reorganization, merger, consolidation, division, or issuance of securities, in each case unless following such transaction (A) not less than sixty percent (60%) of the outstanding equity securities of the corporation resulting from or surviving such transaction and of the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned by the holders of the Stock immediately prior to such transaction in substantially the same proportions as their ownership immediately prior to such transaction, and (B) at least a majority of the members of the board of directors of the resulting or surviving corporation were members of the Incumbent Board.

(f) “Code” means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

(g) “Committee” means the committee of the Board described in Article 4.

(h) “Covered Employee” means an Employee who is a “covered employee” within the meaning of Section 162(m) of the Code.

(i) “Disability” shall mean, with respect to a Participant, any medically determinable physical or mental impairment that causes the Participant to be unable to engage in any substantial gainful activity and which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The Committee shall require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

(k) “Fair Market Value” means, as of any given date, the fair market value of Stock on a particular date determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the fair market value of Stock as of any date shall be the closing price for the Stock as reported on the NASDAQ Global Market (or on any national securities exchange or stock market on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported.

(l) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(m) “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) under the Exchange Act, or any successor definition adopted by the Board.

(n) “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

(o) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

(p) “Participant” means a person who, as a member of the Board, an employee, officer, or executive of, or consultant or advisor providing services to, the Company, has been granted an Award under the Plan.

(q) “Performance-Based Awards” means the Performance Share Awards and Stock Awards granted to selected Covered Employees pursuant to Articles 9 and 10, but which are subject to the terms and conditions set forth in Article 11. All Performance-Based Awards are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(r) “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals may include one or more of the following: pre- or after-tax net earnings, sales growth, operating earnings, earnings before interest, taxes, depreciation and amortization, with or without adjustments for non-recurring items or otherwise (“EBITDA”), operating cash flow, working capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, Stock price growth, stockholder returns, gross or net profit margin, earnings per share, price per share of Stock, market share and achievement of specified operational or strategic goals, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

(s) “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual.

(t) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

(u) “Performance Share” means a right granted to a Participant under Article 9, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee.

(v) “Plan” means the Tasty Baking Company 2006 Long Term Incentive Plan, as amended from time to time.

(w) “Restricted Stock Award” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

(x) “Stock” means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Article 13.

(y) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

(z) “Stock Award” means a Restricted Stock Award or an Unrestricted Stock Award.

(aa) “Unrestricted Stock Award” means Stock granted to a Participant under Article 10 that is not subject to restrictions or a risk of forfeiture.

ARTICLE 4

ADMINISTRATION

4.1 COMMITTEE. The Plan shall be administered by a Committee appointed by, and which serves at the discretion of, the Board. The Committee shall consist of at least 2 individuals, each of whom qualifies as (i) a Non-Employee Director, and (ii) an “outside director” under Code Section 162(m) and the regulations issued thereunder. The members of the Committee shall meet such additional criteria as may be necessary or desirable to comply with regulatory or stock exchange rules or exemptions. The Company will pay all reasonable expenses of the Committee.

4.2 AUTHORITY OF COMMITTEE. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted under the Plan including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines, provided that (i) an Award of Performance Shares must be subject to a minimum vesting requirement of at least one (1) year; (ii) a Stock Award that is not an Award of Performance Shares must be subject to a time-based vesting requirement that vests the Award no earlier than over a period of three (3) years; and (iii) exceptions to the conditions set forth in clauses (i) and (ii) may be made for death, disability, retirement, or Change of Control;

(e) Amend, modify, or terminate any outstanding Award, with the Participant’s consent unless the Committee has the authority to amend, modify, or terminate an Award without the Participant’s consent under any other provision of the Plan;

(f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(g) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(h) Decide all other matters that must be determined in connection with an Award;

(i) Establish, adopt, revise, amend or rescind any guidelines, rules and regulations as it may deem necessary or advisable to administer the Plan;

(j) Interpret the terms of, and rule on any matter arising under, the Plan or any Award Agreement;

(k) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan, including but not limited to, the determination of whether and to what extent any Performance Goals have been achieved; and

(l) Retain counsel, accountants and other consultants to aid in exercising its powers and carrying out its duties under the Plan.

4.3 DECISIONS BINDING. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties and any other persons claiming an interest in any Award or under the Plan.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1 NUMBER OF SHARES. Subject to adjustment provided in Section 13.1, the aggregate number of shares of Stock reserved and available for grant under the Plan shall be six hundred and fifty thousand (650,000).

5.2 LAPSED AWARDS. To the extent that an Award terminates, is cancelled, expires, lapses or is forfeited for any reason, including, but not limited to, the failure to achieve any Performance Goals, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan.

5.3 STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4 LIMITATION ON NUMBER OF SHARES SUBJECT TO AWARDS. Notwithstanding any provision in the Plan to the contrary, and subject to the adjustment in Section 13.1, the maximum number of shares of Stock with respect to Awards that may be granted to any one Participant during the Company’s fiscal year shall be one hundred thousand (100,000).

ARTICLE 6

ELIGIBILITY AND PARTICIPATION

6.1 ELIGIBILITY. Persons eligible to participate in this Plan include all members of the Board, employees, officers, and executives of, and consultants and advisors to, the Company, as determined by the Committee.

6.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award under this Plan.

ARTICLE 7

STOCK OPTIONS

7.1 GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) EXERCISE PRICE. The exercise price per share of Stock under an Option shall be determined by the Committee and set forth in the Award Agreement. In no event, however, shall the exercise price for any Option be less than the Fair Market Value of the underlying shares of Stock as of the date of grant.

(b) EXERCISE. In no event, may any Option be exercisable for more than ten years from the date of its grant.

(c) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. Unless otherwise provided in an Award Agreement, an Option will lapse immediately if a Participant’s employment or services are terminated for Cause.

(d) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock (through actual tender or by attestation), or other property (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.

(e) EVIDENCE OF GRANT. All Options shall be evidenced by an Award Agreement. The Award Agreement shall include such additional provisions as may be specified by the Committee.

7.2 INCENTIVE STOCK OPTIONS. Incentive Stock Options shall be granted only to employees and the terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

(a) LAPSE OF OPTION. An Incentive Stock Option shall lapse under the following circumstances.

(i) The Incentive Stock Option shall lapse upon termination of employment for Cause or for any other reason, other than the Participant’s death or Disability, unless otherwise provided in the Award Agreement.

(ii) If the Participant terminates employment on account of Disability or death before the Option lapses, the Incentive Stock Option shall lapse, unless it was previously exercised, on the earlier of (1) the date on which the Option would have lapsed had the Participant not become Disabled or lived and had his employment status (i.e., whether the Participant was employed by the Company on the date of his Disability or death or had previously terminated employment) remained unchanged; or (2) 12 months after the date of the Participant’s termination of employment on account of Disability or death.

(b) INDIVIDUAL DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(c) TEN PERCENT OWNERS. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(d) RIGHT TO EXERCISE. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1 GRANT OF SARS. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(a) RIGHT TO PAYMENT. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

(i) The Fair Market Value of a share of Stock on the date of exercise; over

(ii) The grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of a share of Stock on the date of grant.

(b) EXERCISE. In no event, may any Stock Appreciation Right be exercisable for more than ten years from the date of its grant.

(c) OTHER TERMS. All such Awards shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement.

ARTICLE 9

PERFORMANCE SHARES

9.1 GRANT OF PERFORMANCE SHARES. The Committee is authorized to grant Performance Shares to Participants on such terms and conditions as may be selected by the Committee, subject to the applicable conditions set forth in Section 4.2(d) above. The Committee shall have the complete discretion to determine the number of Performance Shares granted to each Participant. All such Awards shall be evidenced by an Award Agreement.

9.2 RIGHT TO PAYMENT. A grant of Performance Shares gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Shares are granted, in whole or in part, as the Committee shall establish at grant or thereafter. Subject to the terms of the Plan, the Committee shall set performance goals and other terms or conditions to payment of the Performance Shares in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Shares that will be paid to the Participant.

9.3 OTHER TERMS. Performance Shares may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Agreement. Any transfer of shares of Stock in payment of Performance Share Awards which are thereafter subject to risks of forfeiture or other restrictions shall be subject to conditions comparable to those set forth in Sections 10.2, 10.3 and 10.4 below.

ARTICLE 10

STOCK AWARDS

10.1 GRANT OF STOCK. The Committee is authorized to grant Unrestricted Stock Awards and Restricted Stock Awards to Participants in such amounts and subject to such terms and conditions as determined by the Committee, subject to the applicable conditions set forth in Section 4.2(d) above. All such Awards shall be evidenced by an Award Agreement.

10.2 ISSUANCE AND RESTRICTIONS. An Unrestricted Stock Award may provide for a deferred transfer of shares of Stock subject to conditions prescribed by the Committee; provided, however, any deferred transfer of shares of Stock shall satisfy the requirements of Section 409A of the Code and the regulations and other guidance issued by the Secretary of the Treasury thereunder. Restricted Stock Awards shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote the Stock subject thereto or the right to receive dividends on the Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

10.3 FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period, Stock subject to a Restricted Stock Award that is at that time subject to restrictions shall be forfeited, provided, however, that, subject to Section 4.2(d) above, the Committee may provide in any Restricted Stock Award that restrictions or forfeiture conditions relating to the Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to the Stock.

10.4 CERTIFICATES FOR RESTRICTED STOCK. Restricted Stock Awards granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Stock subject to Restricted Stock Awards are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such shares, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 11

PERFORMANCE-BASED AWARDS

11.1 PURPOSE. The purpose of this Article 11 is to provide the Committee the ability to qualify the Performance Share Awards under Article 9 and the Stock Awards under Article 10 as “performance-based compensation” under Section 162(m) of the Code. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 11 shall control over any contrary provision contained in Articles 9 or 10.

11.2 APPLICABILITY. This Article 11 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The Committee may, in its discretion, grant Stock Awards or Performance Share Awards to Covered Employees that do not satisfy the requirements of this Article 11. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

11.3 DISCRETION OF COMMITTEE WITH RESPECT TO PERFORMANCE AWARDS. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type of Performance-Based Awards to be issued, the kind and/or level of the Performance Goals, and whether the Performance Goals are to apply to the Company or any division or business unit thereof. The Committee shall establish the Performance Goals in writing either before the beginning of the Performance Period or during a period ending no later than the earlier of (a) ninety (90) days after the beginning of the Performance Period, or (b) the date on which twenty-five percent (25%) of the Performance Period has been completed, or such other date as may be required or permitted by applicable regulations under Code Section 162(m), provided that achievement of the Performance Goals must be substantially uncertain at the time they are established. The Performance Goals must be objective in nature, such that a third party with knowledge of the relevant facts could determine whether and to what extent the Performance Goals have been met. The Performance Goals must state the method for computing the amount of compensation payable to each affected Participant if the Performance Goals are attained.

11.4 COMMITTEE CERTIFICATION. The Committee shall certify in writing prior to the payment of any Performance-Based Awards that the applicable Performance Goals and any other material terms were in fact satisfied. For this purpose, approved minutes of the Committee meeting in which the certification is made are treated as written certification.

11.5 PAYMENT OF PERFORMANCE AWARDS. Unless otherwise provided in the relevant Award Agreement, a Participant must be employed by the Company on the last day of the Performance Period to be eligible for a Performance Award for such Performance Period. Furthermore, a Participant shall be eligible to receive payment under a Performance-Based Award for a Performance Period only if the

Performance Goals for such period are achieved. In determining the actual size of an individual Performance-Based Award, the Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated Performance Goals, but the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate, provided that the exercise of such discretion with respect to one Participant may not result in an increase in the amount payable to another Participant.

ARTICLE 12

PROVISIONS APPLICABLE TO AWARDS

12.1 STAND-ALONE AND TANDEM AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted under the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

12.2 EXCHANGE PROVISIONS. Except as provided in the anti-dilution adjustment provisions of Article 13, neither the Committee nor the Board shall, without the prior approval of the Company’s shareholders, cause the cancellation, substitution or amendment of an Award that would have the effect of reducing the exercise price for the shares of Stock underlying such Award, or cancel outstanding Awards with an exercise price greater than the then Fair Market Value of the Stock underlying such Awards in exchange for cash, other Awards or other consideration, or otherwise approve any modification to such Award that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by NASDAQ (or any national securities exchange or stock market on which the Stock is then listed).

12.3 TERM OF AWARD. Subject to specific limitations set forth in the Plan for Options and Stock Appreciation Rights, the term of each Award shall be for the period as determined by the Committee.

12.4 FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award, payments or transfers to be made by the Company on the grant or exercise of an Award may be made in such forms as the Committee determines at or after the time of grant, including without limitation, cash, promissory note, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee. Any payment on a deferred basis shall be made in accordance with the requirements of Section 409A of the Code and the regulations and other guidance issued by the Secretary of Treasury thereunder.

12.5 LIMITS ON TRANSFER. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company. No Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution, except that the Committee, in its discretion, may permit a Participant to make a gratuitous transfer of an Award that is not an Incentive Stock Option to his or her spouse, lineal descendants, lineal ascendants, or a duly established trust for the benefit of one or more of these individuals.

12.6 BENEFICIARIES. Notwithstanding Section 12.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award applicable to the Participant, except to the extent the Plan and Award otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto under the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

12.7 STOCK CERTIFICATES. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Awards, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

12.8 ACCELERATION UPON A CHANGE OF CONTROL. If a Change of Control occurs, or in anticipation of a Change of Control but subject to the consummation thereof, the Board, in its discretion, may cause any or all outstanding Options, Stock Appreciation Rights and other Awards to become fully exercisable and all restrictions on outstanding Awards to lapse. To the extent that such action causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options. Upon, or in anticipation of, a Change in Control, the Board may cause every Award outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise Awards during a period of time as the Board, in its sole and absolute discretion, shall determine.

12.9 DEFERRAL ELECTIONS. The Committee, in its discretion, may permit a Participant to elect to defer his or her receipt of the payment of cash or the delivery of shares of Stock that would otherwise be due to such Participant pursuant to an Award and may permit a Participant who is a member of the Board to elect to receive a deferred Unrestricted Stock Award in lieu of current cash compensation for his or her services as a director. If any such election is permitted, the Committee shall establish rules and procedures for such deferrals, including (i) crediting of reasonable interest on deferred amounts which will be settled in cash, (ii) crediting of deferred amounts which will be settled by the transfer of shares of Stock in units representing an equivalent number of shares plus shares resulting from the deemed reinvestment of dividends paid on such shares in additional shares, and (iii) the timing of distributions of deferred amounts. Any deferral election that is made pursuant to this Section shall be subject to the following rules:

(a) DISTRIBUTIONS. Notwithstanding anything in the Plan to the contrary, amounts deferred under the Plan may not be distributed earlier than:

(i) the Participant’s separation from service, as determined under regulations or other guidance issued by the Secretary of Treasury under Section 409A of the Code (except as provided in Section 12.9(b) of the Plan);

(ii) the date of the Participant’s Disability;

(iii) the Participant’s death;

(iv) a specified time (or pursuant to a fixed schedule) specified under the Plan at the date of the Participant’s deferral of such compensation,

(v) to the extent provided under regulations or other guidance issued by the Secretary of Treasury under Section 409A of the Code, a change in ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company; or

(vi) the occurrence of an unforeseeable emergency.

(b) SPECIAL DISTRIBUTION RULES.

(i) Specified Employees. For purposes of Section 12.9, in the case of any specified employee, a distribution on account of separation from service may not be made before the date which is six months after the date of the Participant’s separation from service (or, if earlier the date of death of the Participant). For purposes of the preceding sentence, a “specified employee” is a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of a corporation any stock in which is publicly traded on an established securities market or otherwise.

(ii) Unforeseeable Emergency. For purposes, of Section 12.9, the term “unforeseeable emergency” shall mean a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. A distribution may only be made in the case of an unforeseeable emergency if, as determined under regulations or other guidance issued by the Secretary of Treasury under Section 409A of the Code, the amounts distributed with respect to an emergency do not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

(c) ACCELERATION OF BENEFITS. Notwithstanding anything in the Plan to the contrary, in no event shall an acceleration of the time or schedule of any payment of benefits to the Participant be made under this Section 12.9, except as provided in regulations or other guidance issued by the Secretary of Treasury under Section 409A of the Code.

(d) ELECTIONS.

(i) Initial Deferral Elections.

(A) In General. Compensation for services performed during a taxable year may be deferred at the Participant’s election only if the election to defer such compensation is made not later than the close of the preceding taxable year or at such other time as provided in regulations prescribed by the Secretary of Treasury.

(B) First Year of Eligibility. In the case of the first year in which a Participant becomes eligible to participate in the Plan, such deferral election may be made with respect to services to be performed subsequent to the election within 30 days after the date the Participant becomes eligible to participate in the Plan.

(C) Performance-Based Compensation. In the case of any performance-based compensation based on services performed over a period of at least 12 months, any such deferral election may be made not later than six months before the end of the service period.

(ii) Changes in Time and Form of Distribution. In no event may a Participant make a subsequent election to delay a payment or a change in the form of payment of benefits under the Plan unless:

(A) any such subsequent election does not take effect until at least 12 months after the date in which the election is made;

(B) in the case of a subsequent election related to a payment that is not made because of disability, death or the occurrence of an unforeseeable emergency, the first payment with respect to which such election is made shall be deferred for a period of not less than five years from the date such payment would have otherwise been made; and

(C) any subsequent election related to a payment to be made at a specified time (or pursuant to a fixed schedule) may not be made less than 12 months prior to the date of the first scheduled payment under such election.

12.10 REPAYMENT OF AWARDS. In the event of a restatement of the Company’s financial statements to correct one or more material errors or inaccuracies, the Committee may, to the extent permitted by applicable law, cancel or cause to be cancelled any Award to a Participant, or recover or cause to be recovered any or all cash or Stock paid in settlement of an Award or the proceeds resulting from the sale or other disposition of Stock received in settlement of an Award, if such Award was made, based upon or affected by such restated financial report and would not have been made but for the material errors or inaccuracies in such financial statements. The foregoing is in addition to and separate from any other relief available to the Company, whether by law, by contract or otherwise, or any other actions as may be taken by the Committee in its sole discretion. Any determination by the Committee with respect to the foregoing shall be final, conclusive and binding on all interested parties.

ARTICLE 13

CHANGES IN CAPITAL STRUCTURE

13.1 GENERAL.

(a) SHARES AVAILABLE FOR GRANT. In the event of any change in the number of shares of Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Stock with respect to which the Committee may grant Awards shall be appropriately adjusted by the Committee. In the event of any change in the number of shares of Stock outstanding by reason of any other event or transaction, the Committee may, but need not, make such adjustments in the number and class of shares of Stock with respect to which Awards may be granted as the Committee may deem appropriate.

(b) OUTSTANDING AWARDS – INCREASE OR DECREASE IN ISSUED SHARES WITHOUT CONSIDERATION. Subject to any required action by the shareholders of the Company, in the event of any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares of Stock or the payment of a stock dividend (but only on the shares of Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall proportionally adjust the number of shares of Stock subject to each outstanding Award and the exercise price per share of Stock of each such Award.

(c) OUTSTANDING AWARDS – CERTAIN MERGERS. Subject to any required action by the shareholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Stock receive securities of another corporation), each Award outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of shares of Stock subject to such Award would have received in such merger or consolidation.

(d) OUTSTANDING AWARDS – CERTAIN OTHER TRANSACTIONS. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to:

(1) cancel, effective immediately prior to the occurrence of such event, each Award outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash, for each share of Stock subject to such Award, respectively, equal to the excess of (A) the value, as determined by the Committee in its absolute discretion, of the property (including cash) received by the holder of a share of Stock as a result of such event over (B) the exercise price of such Award; or

(2) provide for the exchange of each Award outstanding immediately prior to such event (whether or not then exercisable) for an option, a stock appreciation right, restricted stock award, performance share award or performance-based award with respect to, as appropriate, some or all of the property for which such Award is exchanged and, incident thereto, make an equitable adjustment as determined by the Committee in its absolute discretion in the exercise price or value of the option, stock appreciate right, restricted stock award, performance share award or performance-based award or the number of shares or amount of property subject to the option, stock appreciation right, restricted stock award, performance share award or performance-based award or, if appropriate, provide for a cash payment to the Participant to whom such Award was granted in partial consideration for the exchange of the Award, or any combination thereof.

(e) OUTSTANDING AWARDS – OTHER CHANGES. In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in Article 13, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in the per share exercise price of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights.

(f) NO OTHER RIGHTS. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the exercise price of any Award.

ARTICLE 14

AMENDMENT, MODIFICATION, AND TERMINATION

14.1 AMENDMENT, MODIFICATION, AND TERMINATION. At any time and from time to time, the Board may terminate, amend or modify the Plan; provided, however, that no amendment shall be made to modify the requirements for eligibility for participation in the Plan, to increase the number of shares which may be subject to Awards under the Plan, to materially increase the benefits accruing to Participants under the Plan, or to continue the Plan beyond the time set forth in Section 2.2, without the approval of the Company’s shareholders; and further provided that no other amendment shall be made without shareholder approval to the extent necessary or desirable to comply with any applicable law, regulations or stock exchange rule.

14.2 REAPPROVAL OF PLAN. The Plan must be reapproved by the shareholders of the Company no later than the first shareholders’ meeting that occurs in the fifth (5th) year following the year in which the shareholders approved the Plan as hereby amended and restated in order for any Performance-Based Awards to be granted at any time following such meeting.

14.3 AWARDS PREVIOUSLY GRANTED. Except as otherwise provided in the Plan, including without limitation, the provisions of Article 13, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant.

ARTICLE 15

GENERAL PROVISIONS

15.1 NO RIGHTS TO AWARDS. No Participant, employee, or other person shall have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

15.2 NO STOCKHOLDERS RIGHTS. No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

15.3 WITHHOLDING. The Company shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan. A Participant may elect to have the Company withhold from those shares of Stock that would otherwise be received upon the exercise of any Option or a Stock Appreciation Right or satisfaction or vesting of any other Award, a number of shares having a Fair Market Value equal to the minimum statutory amount necessary to satisfy the Company’s applicable federal, state, local and foreign income and employment tax withholding obligations.

15.4 NO RIGHT TO EMPLOYMENT OR SERVICES. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ of the Company.

15.5 INDEMNIFICATION. To the extent allowable under applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

15.6 FRACTIONAL SHARES. No fractional shares of stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

15.7 GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the Securities Act of 1933, as amended, any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

15.8 GOVERNING LAW. The Plan and the terms of all Awards shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

DIRECTIONS TO THE SHERATON SOCIETY HILL HOTEL

One Dock Street

(2nd and Walnut Streets)

Philadelphia, PA 19106

(215) 238-6000

General Directions to the Sheraton Society Hill Hotel

From the Philadelphia International Airport. Take Interstate 95 North to Exit 20 (Columbus Boulevard). Turn left at the traffic light onto Columbus. Turn left turn at the sixth light, for Dock Street. Turn right at the stop sign. The hotel is on the right-hand side.

From the East. Take Ben Franklin Bridge from Camden, stay in the right lane. Take the first right off of bridge to Sixth Street then follow Sixth Street to Market Street and turn left. Follow Market to Second Street and turn right. Follow Second Street to Dock Street and the hotel is on the left.

From the North. Take Interstate 95 South to Exit 20 (Columbus Boulevard). At the bottom of the ramp, turn left onto Columbus Boulevard. Follow for 3 traffic lights to Dock Street and turn left. Continue to the dead end and turn right. The hotel will be on the right.

From the West. Take Pennsylvania Turnpike to 76 East (Exit 326 - Valley Forge). Follow 76 East to 676 East (Exit 344 - Central Philadelphia). Continue on 676 East to Interstate 95 South. Take Interstate 95 South to Exit 20 (Columbus Boulevard). At the bottom of the ramp, turn left onto Columbus Boulevard. Follow for 3 traffic lights to Dock Street and turn left. Continue to the dead end and turn right. The hotel will be on the right.

Directions for Parking and Valet:

Valet Parking. Valet parking is provided by the Sheraton Society Hill Hotel. Valet parking charges will apply.

The Ritz Parking Garage (125 S. 2nd Street). Main entrance is on 2nd Street between Chestnut and Walnut Streets. Garage also has an entrance on Front Street between Chestnut and Walnut Streets. Regular parking charges will apply.

To be admitted to the Tasty Baking Company 2010 Annual Meeting of Shareholders:

1.	If you hold shares directly, please present the ticket below, with your name printed legibly on it, at the registration table on the day of the meeting.

2.	If you hold shares in street name, please present your most recent broker statement and the ticket below with your name printed legibly on it at the registration table on the day of the meeting.

ADMISSION TICKET Tasty Baking Company 2010 Annual Meeting of Shareholders MAY 7, 2010 11:00 A.M. SHERATON SOCIETY HILL HOTEL ONE DOCK STREET PHILADELPHIA, PENNSYLVANIA 19106 SHAREHOLDER NAME

TASTY BAKING COMPANY

This Proxy is Solicited on Behalf of the Board of Directors

Proxy for Annual Meeting of Shareholders, May 7, 2010 at 11:00 A.M.

The undersigned hereby constitutes and appoints Charles P. Pizzi and Eugene P. Malinowski, or any one of them (with full power to act alone), as Proxies of the undersigned, with full power of substitution, to vote all of the common stock of Tasty Baking Company which the undersigned has the full power to vote at the Annual Meeting of Shareholders of Tasty Baking Company to be held at the Sheraton Society Hill Hotel, One Dock Street, Philadelphia, Pennsylvania 19106, and at any adjournments thereof, in the transaction of any business which may come before said meeting, with all the powers the undersigned would possess if personally present and particularly to vote each matter set forth on the reverse side, all as in accordance with the Notice of Annual Meeting and Proxy Statement furnished with this Proxy.

(Continued on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

TASTY BAKING COMPANY

May 7, 2010

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL LISTED NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors ☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	CLASS III NOMINEES: O Mark G. Conish O Judith M. von Seldeneck O David J. West	_______ _______ _______

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

Shareholders are entitled to cumulate voting in the election of Directors as described in the Section of the Proxy Statement entitled “Questions and Answers About the Annual Meeting – What is cumulative voting?” If you desire to cumulate your votes, please do so in the blanks following each name.

To change the address on your account, please check the box at right ☐ and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

	FOR	AGAINST	ABSTAIN
2. Approval of the Amended and Restated Tasty Baking Company 2006 Long Term Incentive Plan.	☐	☐	☐

3. Ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 25, 2010.	☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the shareholder. If no direction is made, this proxy will be voted “FOR” the election of all listed nominees to serve as Directors (subject to the discretion of the Proxies to cumulate the available votes in the manner considered most desirable to elect the maximum number of nominees), “FOR” proposal 2, “FOR” proposal 3, and in accordance with the instructions of the Board of Directors on all other matters which may properly come before the meeting.

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

TASTY BAKING COMPANY

PROXY VOTING INSTRUCTION CARD FOR 2010 ANNUAL MEETING

For Participants in the Tasty Baking Company 401(k) and Company Funded Retirement Plan

The undersigned, as a participant in the Tasty Baking Company 401(k) and Company Funded Retirement Plan (“Plan”), hereby directs Vanguard Fiduciary Trust Company, the Trustee of the Plan (the “Trustee”), to vote all shares of Common Stock of Tasty Baking Company (the “Company”) credited to the undersigned’s account in the Plan at the Annual Meeting of Shareholders of the Company to be held on May 7, 2010, and at any adjournments thereof, in accordance with these instructions, on the matters stated on the reverse side.

If your signed instructions are received by 11:59 pm EST on May 4, 2010, the shares represented by this voting instruction card will be voted as directed by you. If your signed voting instructions are not received by such deadline, the Plan Trustee will not vote the shares represented by this voting instruction card.

This voting instruction is solicited on behalf of the Board of Directors. Your vote is important to us. Plan participants may give voting instructions by completing, dating and signing this proxy voting instruction card and returning it in the enclosed postage-paid envelope.

(Continued on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

TASTY BAKING COMPANY

May 7, 2010

Please date, sign and mail

your proxy voting instruction card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL LISTED NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors ☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	CLASS III NOMINEES: O Mark G. Conish O Judith M. von Seldeneck O David J. West	_______ _______ _______

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

Shareholders are entitled to cumulate voting in the election of Directors as described in the Section of the Proxy Statement entitled “Questions and Answers About the Annual Meeting – What is cumulative voting?” If you desire to cumulate your votes, please do so in the blanks following each name.

To change the address on your account, please check the box at right ☐ and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

	FOR	AGAINST	ABSTAIN
2. Approval of the Amended and Restated Tasty Baking Company 2006 Long Term Incentive Plan.	☐	☐	☐

3. Ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 25, 2010.	☐	☐	☐

This proxy card when properly executed will be voted in the manner directed herein by the shareholder. If no direction is made, this proxy will be voted “FOR” the election of all listed nominees to serve as Directors, “FOR” proposal 2 and “FOR” proposal 3.

PLEASE DATE, SIGN AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.